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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Vornado Realty Trust:
Convertible Debt Securities	$1,610,000,000	$49,427

Common Shares of beneficial interest, $0.04 per share, of Vornado Realty Trust	(2)	(3)

Vornado Realty L.P.:
Guarantees		(4)

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, and reflects the potential additional issuance of debt securities pursuant to an over-allotment option.

(2)
Such indeterminate number of shares of Common Shares as shall be issuable upon conversion of the Convertible Debt Securities being offered. Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional amount of Common Shares that may be issued from time to time upon conversion of the debt securities as a result of the anti-dilution provisions of the securities.

(3)
No additional consideration will be received for the Common Stock and, therefore, no registration fee is required pursuant to Rule 457(i) of the Securities Act of 1933.

(4)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

Filed Pursuant to Rule 424(B)(5)
Registration No. 333-138367

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 1, 2006)

$1,400,000,000

Vornado Realty Trust

2.85% Convertible Senior Debentures due 2027
Fully and Unconditionally Guaranteed by
Vornado Realty L.P.

        The debentures will bear interest at a rate of 2.85% per year. We will pay interest on the debentures on April 1 and October 1 of each year, beginning on October 1, 2007. We may not redeem the debentures prior to April 5, 2012 except to the extent necessary to preserve our status as a real estate investment trust. On or after April 5, 2012, we may redeem all or part of the debentures for cash at 100% of the principal amount of the debentures plus accrued and unpaid interest, if any. On each of April 1, 2012, April 1, 2017 and April 1, 2022, holders may require us to repurchase debentures in cash at 100% of the principal amount of the debentures plus accrued and unpaid interest, if any. Holders of the debentures may also require us to repurchase the debentures for cash upon certain change in control transactions, as described in this prospectus supplement. The debentures are unsecured and rank equally among themselves and with all of our other unsecured and unsubordinated indebtedness. We will issue the debentures only in registered form in denominations of $1,000.

        Vornado Realty L.P. will guarantee all payments due on the debentures. The guarantee will be an unsecured and unsubordinated obligation of Vornado Realty L.P. and will rank equally with all of Vornado Realty L.P.'s other unsecured and unsubordinated indebtedness from time to time outstanding.

        The debentures are convertible under the circumstances described in this prospectus supplement. Subject to certain exceptions described under "Description of Debentures and Guarantee," upon conversion of the debentures we will deliver cash and our common shares, if any, with an aggregate value, which we refer to as the "conversion value", equal to the conversion rate multiplied by the average price of our common shares, as defined herein, as follows: (i) an amount in cash, which we refer to as the "principal return", equal to the lesser of (a) the principal amount of debentures surrendered for conversion and (b) the conversion value; and (ii) if the conversion value is greater than the principal return, an amount, which we refer to as the "net amount", with a value equal to the difference between the conversion value and the principal return. We may pay the net amount, at our option, in cash, our common shares or a combination of cash and our common shares.

        The initial conversion rate for each $1,000 principal amount of debentures is 6.1553. This is equivalent to an initial conversion price of approximately $162.46 per common share. In addition, if certain transactions that constitute a change in control occur on or prior to April 5, 2012, and a holder elects to convert debentures in connection with such transaction, we will increase the conversion rate in connection with such transaction. On March 21, 2007, the last reported sale price for our common shares on the New York Stock Exchange was $124.97 per share. Our common shares are listed under the symbol "VNO."

        The public offering price of the debentures is 97.5% of the aggregate principal amount of the debentures, plus accrued and unpaid interest, if any, from March 27, 2007 to the date of delivery of the debentures, if the debentures are delivered after March 27, 2007. Interest on the debentures will accrue from March 27, 2007.

        The underwriters will purchase the debentures from us at a price of 98.0% of the aggregate principal amount of the debentures.

        The underwriters have an option for 30 days from the date of this prospectus supplement to purchase up to an additional $210,000,000 in principal amount of debentures from us to cover over-allotments of the debentures, if any.

        Investing in the debentures involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the debentures or the guarantee or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

        The debentures will be ready for delivery in book-entry form only through The Depository Trust Company on or about March 27, 2007.

JPMorgan	Citigroup	Deutsche Bank Securities	Lehman Brothers

The date of this prospectus supplement is March 22, 2007.

FORWARD—LOOKING STATEMENTS

        Certain statements contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in the accompanying prospectus, constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference.

        These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those listed under the caption "Risk Factors" in our Annual Report on Form 10-K and Vornado Realty L.P.'s Annual Report on Form 10-K for the year ended December 31, 2006 and under the caption "Risk Factors" in this prospectus supplement as well as the following possibilities:

  •
  national, regional and local economic conditions;

  •
  consequences of any armed conflict involving, or terrorist attack against, the United States;

  •
  our ability to secure adequate insurance;

  •
  local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

  •
  competition from other available space;

  •
  whether tenants and users such as customers and shoppers consider a property attractive;

  •
  the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

  •
  whether we are able to pass some or all of any increased operating costs through to our tenants;

  •
  how well we manage our properties;

  •
  fluctuations in interest rates;

  •
  changes in real estate taxes and other expenses;

  •
  changes in market rental rates;

  •
  the timing and costs associated with property improvements and rentals;

  •
  changes in taxation or zoning laws;

  •
  government regulation;

  •
  our failure to continue to qualify as a real estate investment trust;

  •
  availability of financing on acceptable terms or at all;

  •
  potential liability under environmental or other laws or regulations; and

  •
  general competitive factors.

S-i

        For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus supplement or, if applicable, the date of the applicable documents incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. For more information on the uncertainty of forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K and Vornado Realty L.P.'s Annual Report on Form 10-K for the year ended December 31, 2006.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        The information below is only a summary of more detailed information included elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference in the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before buying debentures in this offering. The other information is important, so please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, carefully.

        As used in this prospectus supplement, the terms "we," "us," "our," and "Vornado" refer to Vornado Realty Trust and its subsidiaries, including Vornado Realty L.P., except where it is clear that the term means only the parent company. References to the "guarantor" refer only to Vornado Realty L.P.

Vornado Realty Trust and Vornado Realty L.P.

        We are a fully-integrated real estate investment trust organized under the laws of Maryland. We conduct our business through, and substantially all of our interests in properties are held by, Vornado Realty L.P. We are the sole general partner of, and owned approximately 89.9% of the common limited partnership interest in, Vornado Realty L.P. as of December 31, 2006.

        At December 31, 2006, Vornado Realty Trust, through Vornado Realty L.P., owned directly or indirectly:

  •
  Office Properties:

  •
  all or portions of 116 office properties aggregating approximately 31.7 million square feet in the New York City metropolitan area (primarily Manhattan) and in the Washington, D.C. and Northern Virginia area;

  •
  Retail Properties:

  •
  158 retail properties in 21 states, Washington, D.C. and Puerto Rico aggregating approximately 19.3 million square feet, including 3.3 million square feet built by tenants on land leased from us;

  •
  Merchandise Mart Properties:

  •
  9 properties in five states aggregating approximately 9.2 million square feet of showroom and office space, including the 3.4 million square foot Merchandise Mart in Chicago;

  •
  Temperature Controlled Logistics:

  •
  a 47.6% interest in Americold Realty Trust, which owns and operates 91 cold storage warehouses nationwide;

  •
  Toys "R" Us, Inc.:

  •
  a 32.9% interest in Toys "R" Us, Inc., which owns and/or operates 1,325 stores worldwide, including 587 toy stores and 248 Babies "R" US stores in the United States and 490 stores internationally;

  •
  Other Real Estate Investments:

  •
  32.8% of the common stock of Alexander's, Inc. (NYSE: ALX), which has seven properties in the greater New York metropolitan area;

  •
  the Hotel Pennsylvania in New York City consisting of a hotel portion containing 1.0 million square feet with 1,700 rooms and a commercial portion containing 400,000 square feet of retail and office space;

    •
    mezzanine loans to real estate related companies; and

    •
    interests in other real estate, including interests in other public companies that own and manage office, industrial and retail properties net leased to major corporations and student and military housing properties throughout the United States; 7 dry warehouse/industrial properties in New Jersey containing approximately 1.5 million square feet; and other investments and marketable securities.

        Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 894-7000.

Recent Developments

        On March 16, 2007, we announced that we have entered into an agreement to acquire a 70% controlling interest in 1290 Avenue of the Americas, a 2.0 million square foot Manhattan office building, located on the entire blockfront between 51st and 52nd Streets on Avenue of the Americas, and the 555 California Street office complex containing 1.8 million square feet, known as the Bank of America Center, located at California and Montgomery Streets in San Francisco's financial district. 1290 Avenue of the Americas, whose largest tenants include AXA, Morrison & Foerster, Bryan Cave and Microsoft, is 100% leased. 555 California Street, whose largest tenants include Bank of America, UBS and Goldman Sachs, is 94% leased.

        The purchase price for Vornado's 70% interest in the real estate is approximately $1.807 billion, consisting of $1.010 billion of cash and $797 million of existing debt. Vornado's share of the debt is comprised of $308 million secured by 1290 Avenue of the Americas and $489 million secured by 555 California Street. The preliminary allocation of the purchase price is approximately $775 per square foot for 1290 Avenue of the Americas and approximately $575 per square foot for 555 California Street, based on current measurement of the buildings.

        Vornado's 70% interest is being acquired through the purchase of all of the shares of a group of foreign companies that own, through U.S. entities, the 1% sole general partnership interest and limited partnership interests comprising 69% of the partnerships that own the two properties. The remaining 30% limited partnership interest is owned by Donald J. Trump.

        In August 2005, Mr. Trump brought a lawsuit in the New York State Supreme Court against, among others, the general partners of the partnerships referred to above. Mr. Trump's claims arose out of a dispute over the sale price of, and use of proceeds from, the sale of properties located on the former Penn Central rail yards between West 59th and 72nd Streets in Manhattan which were formerly owned by the partnerships. In decisions dated September 14, 2005 and July 24, 2006, the Court denied various of Mr. Trump's motions and ultimately dismissed all of Mr. Trump's claims, except for his claim seeking access to books and records, which remains pending. Mr. Trump has sought reargument and renewal on, and filed a notice of appeal in connection with, his dismissed claims. Vornado has agreed to indemnify the sellers in this transaction for certain of their liabilities and expenses arising out of Mr. Trump's claims.

        This acquisition is expected to close in the second quarter of 2007, subject to customary closing conditions.

The Offering

Issuer	Vornado Realty Trust
Guarantor	Vornado Realty L.P. We are the sole general partner of, and as of December 31, 2006, owned approximately 89.9% of the common limited partnership interest in, Vornado Realty L.P.
Debentures Offered	$1,400,000,000 aggregate principal amount of 2.85% Convertible Senior Debentures due 2027 ($1,610,000,000, if the underwriters' over-allotment option is exercised in full). The debentures are convertible in the circumstances described below.
Public Offering Price	97.5% of the principal amount of each debenture plus accrued and unpaid interest, if any, from March 27, 2007. Interest must be paid by the purchaser if the debentures are delivered after March 27, 2007.
Maturity	April 1, 2027.
Ranking of the Debentures	The debentures will rank equally among themselves and with all other unsecured and unsubordinated indebtedness of Vornado Realty Trust. At December 31, 2006:
• Vornado Realty Trust had issued $1,000,000,000 aggregate principal amount of unsecured and unsubordinated indebtedness, all of which is guaranteed by Vornado Realty L.P. Vornado Realty Trust is a guarantor of Vornado Realty L.P.'s $1.0 billion revolving credit agreement, and as of December 31, 2006, there were no outstanding borrowings thereunder;
• Vornado Realty L.P., the guarantor of the debentures, had issued $1,700,000,000 aggregate principal amount of unsecured and unsubordinated indebtedness, all of which will effectively rank equally with Vornado Realty L.P.'s obligations under the guarantee; and
• subsidiaries of Vornado Realty L.P. had outstanding approximately $6,886,884,000 of indebtedness, all of which will effectively rank senior to the debentures and the obligation of Vornado Realty L.P. under the guarantee, and substantially all of which is secured. This amount excludes $3,323,007,000 of indebtedness representing our proportionate share of indebtedness of non-consolidated entities.
Vornado Realty L.P. has no secured indebtedness other than secured indebtedness of its subsidiaries.
For more information on ranking, see "Description of Debentures and Guarantee—Ranking."
Ranking of the Guarantee	The guarantee is an unsecured and unsubordinated obligation of Vornado Realty L.P. See "—Ranking of the Debentures" above for additional information regarding indebtedness of Vornado Realty L.P.

Trading	The debentures are a new issue of securities with no established trading market. We do not intend to apply for listing of the debentures on any securities exchange. The underwriters have advised us that they intend to make a market in the debentures, but are not obligated to do so and may discontinue market-making at any time without notice. See "Underwriting" for more information about possible market-making by the underwriter.
Interest	The debentures will bear interest at a rate of 2.85% per year. Interest will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2007. If an interest payment date is not a business day, the interest payment date will be postponed to the next succeeding business day.
Voting Rights	Holders of debentures will have no voting rights as shareholders of Vornado Realty Trust.
Initial Conversion Rate	6.1553.
Conversion Rights	Holders may convert their debentures prior to the close of business on the second business day prior to stated maturity at the applicable conversion rate for cash, our common shares or a combination of cash and our common shares, as described below under "—Conversion Settlement", at any time on and after April 1, 2026 and also under any of the following circumstances:
• during any measurement period, if at any time the closing sale price of our common shares is more than 125% of the conversion price per share of our common shares on the first day of such measurement period for at least 20 trading days in the period of 30 consecutive trading days beginning on the first day of such measurement period; a measurement period is the period from and including the eleventh trading day in a fiscal quarter up to but excluding the 11th trading day of the following quarter;
• during the five consecutive trading-day period following any 20 consecutive trading-day period in which the average of the trading prices for a debenture was less than 98% of the average closing sale price of our common shares multiplied by the applicable conversion rate;
• if the debentures have been called for redemption, at any time prior to the close of business two business days prior to the redemption date;
• during prescribed periods upon the occurrence of specified transactions described under "Description of Debentures and Guarantee—Conversion Rights"; or
• if our common shares are not listed on a U.S. national securities exchange for 30 consecutive trading days.
The initial conversion rate for each $1,000 principal amount of debentures surrendered for conversion will be 6.1553 common shares. This is equivalent to an initial conversion price of $162.46 per common share. In addition, if certain corporate transactions that constitute a change in control occur on or prior to April 5, 2012, and a holder elects to convert debentures in connection with such transaction, we will increase the conversion rate in connection with such transaction. See "Description of Debentures and Guarantee—Conversion Rights—Make Whole Amount Upon Certain Change in Control Transactions."

The conversion rate may also be adjusted under certain circumstances, including the payment of cash dividends in excess of $0.85 per share per quarter following the date of issuance of the debentures, but will not be adjusted for accrued interest. By delivering to the holder cash and our common shares, if any, we will satisfy our obligation with respect to the debentures subject to the conversion. Accordingly, upon conversion of a debenture, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited. Debentures called for redemption may be surrendered for conversion until the close of business two business days prior to the redemption date.
Conversion Settlement	Subject to certain exceptions described under "Description of Debentures and Guarantee," we will deliver cash and, at our election, our common shares with an aggregate value, which we refer to as the "conversion value", equal to the conversion rate multiplied by the average price of our common shares as follows: (i) an amount in cash, which we refer to as the "principal return," equal to the lesser of (a) the principal amount of the converted debentures and (b) the conversion value and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the "net amount." The net amount may be paid, at our option, in cash, our common shares or a combination of cash and our common shares. We refer to any cash delivered upon a conversion of debentures as part of the net amount as the "net cash amount" and we refer to any common shares delivered upon a conversion of debentures as the "net shares." Any portion of the net amount that we elect to issue as net shares will be equal to the sum of the daily share amounts (calculated as described under "Description of Debentures and Guarantee—Conversion Rights—Conversion Settlement" in this prospectus supplement) for each trading day in the 10 consecutive trading-day period referred to below, except that we will pay cash in lieu of any fractional common shares issuable, at our option, as net shares based on the average price of our common shares.
The "average price" of our common shares will be equal to the average of the closing sale prices of our common shares over the 10 consecutive trading-day period commencing on the third trading day following the date the debentures are tendered for conversion.

We will pay the principal return and cash for fractional shares, and deliver net shares or pay the net cash amount, as applicable, to holders upon a conversion of their debentures no later than the third business day following the last trading day of the 10 consecutive trading-day period referred to above.
Redemption of the Debentures at Our Option	Prior to April 5, 2012, we may not redeem the debentures except to preserve our status as a real estate investment trust. On or after April 5, 2012, we may redeem for cash all or part of the debentures at any time, upon not less than 30 nor more than 60 days' prior notice by mail to holders of the debentures, at 100% of the aggregate principal amount of the debentures, plus accrued and unpaid interest, if any, to the redemption date.
For more information about redemption of the debentures at our option, see "Description of Debentures and Guarantee—Redemption Rights."
Purchase of Debentures at Your Option	You have the right to require us to repurchase the debentures on April 1, 2012, April 1, 2017 and April 1, 2022, each of which we refer to as a "repurchase date." In each case, the repurchase price will be payable in cash and will be equal to 100% of the principal amount of the debentures plus accrued and unpaid interest, if any.
For more information about the purchase of the debentures at your option, see "Description of Debentures and Guarantee—Repurchase Rights."
Change in Control	If we undergo certain change in control transactions prior to April 1, 2012, you will have the option to require us to repurchase all of your debentures not previously called for redemption, or any portion thereof, for cash at a purchase price equal to 100% of the principal amount of the debentures, plus accrued and unpaid interest, if any. For more information about the repurchase of the debentures at your option following a change in control, see "Description of Debentures and Guarantee—Repurchase at Option of Holders upon a Change in Control."
Make Whole Amount	If certain transactions that constitute a change in control occur on or prior to April 5, 2012, under certain circumstances, we will increase the conversion rate by a number of additional common shares for any conversion of debentures in connection with such transactions, as described under "Description of Debentures and Guarantee—Conversion Rights—Make Whole Amount Upon Certain Change in Control Transactions." The amount of additional shares will be determined based on the date such transaction becomes effective and the price paid per common share in such transaction.

Tax; Original Issue Discount	The debentures and the common shares issuable upon conversion of the debentures will be subject to special and complex United States federal income tax rules. For example, the debentures will be issued with "original issue discount" (within the meaning of Section 1272 of the Internal Revenue Code of 1986, as amended). The tax rules governing instruments that have original issue discount generally require the accrual of income using a constant yield to maturity (with the maturity treated for this purpose as 2012, when the holder's right to require a redemption first becomes exercisable). As a result of the original issue discount rules, holders will recognize taxable interest income from the debentures in advance of the receipt of cash payments to which such income is attributable. Prospective investors are strongly urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the debentures and common shares. See "Supplemental Federal Income Tax Considerations."
Use of Proceeds	We will use the net proceeds from this offering to acquire indebtedness or other securities of Vornado Realty L.P. Vornado Realty L.P. intends to use the net proceeds from the sale of the debentures for working capital and other corporate purposes. See "Use of Proceeds."
Restrictions on Ownership	In order to maintain our qualification as a REIT for federal income tax purposes, ownership by any person of more than 6.7% of our outstanding common shares is restricted. Shares owned in excess of such limits shall be deemed "excess shares" pursuant to our declaration of trust, in which case the holder will lose certain ownership rights with respect to such shares and we will have the right to purchase such excess shares from the holder. See "Description of Debentures and Guarantee—Ownership Limit" in this prospectus supplement and "Federal Income Tax Considerations" in the accompanying prospectus.
Book-Entry Form	The debentures will be issued in book-entry form and will be represented by permanent global certificates deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in any of the debentures will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated debentures, except in limited circumstances.
Risk Factors	You should read carefully "Risk Factors" beginning on page S-8 of this prospectus supplement.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the debentures and our common shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and under "Risk Factors" in the Annual Reports on Form 10-K for the year ended December 31, 2006 of us and Vornado Realty L.P., which are incorporated by reference in the accompanying prospectus.

Risks Related to this Offering and the Debentures

We may not have the funds necessary to repurchase the debentures for cash on specified dates or following a change in control.

        Upon a conversion of debentures, we will be required to pay the principal return of such debentures in cash. Holders of the debentures also have the right to require us to repurchase the debentures in cash on specified dates or upon the occurrence of a change in control prior to maturity. Any of our future debt agreements may contain similar provisions. We may not have sufficient funds to pay the principal return in cash or make the required purchase in cash at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to pay the principal return or to purchase the debentures may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. However, if we fail to pay the principal return or purchase the debentures as required by the indenture, that would constitute an event of default under the indenture governing the debentures which, in turn, may constitute an event of default, and result in the acceleration of the maturity, of our then existing indebtedness, under another indenture or other agreement, which would further restrict our ability to make such payments.

Vornado Realty L.P.'s guarantee will be effectively subordinate to all liabilities of Vornado Realty L.P.'s subsidiaries.

        The guarantee will be an unsecured and unsubordinated obligation of Vornado Realty L.P. and will rank equally with all other unsecured and unsubordinated obligations of Vornado Realty L.P. from time to time outstanding. At December 31, 2006, Vornado Realty L.P. had issued $1,700,000,000 aggregate principal amount of unsecured and unsubordinated indebtedness, all of which will effectively rank equally with Vornado Realty L.P.'s obligations under the guarantee. Vornado Realty L.P.'s obligations under the guarantee of the debentures will be effectively subordinated to all liabilities of Vornado Realty L.P.'s subsidiaries. At December 31, 2006, subsidiaries of Vornado Realty L.P. had outstanding approximately $6,886,884,000 of indebtedness, all of which will effectively rank senior to the debentures and the obligations of Vornado Realty L.P. under the guarantee, and substantially all of which is secured. This amount excludes $3,323,007,000 of indebtedness representing our and Vornado Realty L.P.'s proportionate share of indebtedness of non-consolidated entities.

There is currently no public market for the debentures, and an active trading market may not develop for the debentures. The failure of a market to develop for the debentures could adversely affect the liquidity and value of your debentures.

        The debentures are a new issue of securities, and there is no existing market for the debentures. We do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures on any automated dealer quotation system. A market may not develop for the debentures, and if a market does develop, it may not be sufficiently liquid for your purposes. If an active, liquid market does not develop for the debentures, the market price and liquidity of the debentures may be adversely affected. If any of the debentures are traded after their initial issuance, they may trade at a discount from their initial offering price.

        The liquidity of the trading market, if any, and future trading prices of the debentures will depend on many factors, including, among other things, the market price of our common shares, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. The market for the debentures may be subject to disruptions that could have a negative effect on the holders of the debentures, regardless of our operating results, financial performance or prospects.

The conditional conversion feature of the debentures may prevent the conversion of debentures prior to April 1, 2026. In addition, upon conversion of debentures, we may determine to pay only in cash.

        The debentures are convertible prior to the close of business on the second business day prior to the stated maturity date, at any time on or after April 1, 2026, and also if the closing sale price of our common shares reaches a specified threshold over a specified time period, if the trading price of the debentures is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See "Description of Debentures—Conversion Rights" in this prospectus supplement. If these conditions are not met, holders of debentures will not be able to convert their debentures prior to April 1, 2026, and therefore may not be able to receive the value of the consideration into which the debentures would otherwise be convertible. In addition, even if such conditions are met, upon the conversion of debentures, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, upon conversion of a debenture, a holder will not be able to obtain the benefit of future ownership of our common shares and, in order to do so, would be required to incur the related transaction costs to purchase our common shares with the cash consideration received upon such conversion, including a sufficient number of common shares that the holder may require in order to cover any related short position.

The debentures do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could negatively impact holders of the debentures.

        We are not restricted under the terms of the debentures from incurring additional debt, including secured debt, or repurchasing our securities. In addition, the limited covenants applicable to the debentures do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the debentures could have the effect of diminishing our ability to make payments on the debentures when due. Certain of our other debt instruments may, however, restrict these and other actions.

If you hold debentures, you will not be entitled to any rights with respect to our common shares, but you will be subject to all changes made with respect to our common shares.

        If you hold debentures, you will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares), but you will be subject to all changes affecting the common shares. You will only be entitled to rights on the common shares if and when common shares are delivered to you upon conversion of your debentures. For example, in the event that an amendment is proposed to our declaration of trust or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to your conversion of debentures, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common shares or other classes of capital stock.

The conversion rate of the debentures may not be adjusted for all dilutive events.

        The conversion rate of the debentures is subject to adjustment for certain events including, but not limited to, certain dividends on our common shares, the issuance of certain rights or warrants, subdivisions or combinations of our common shares, certain distributions of assets, debt securities, capital stock or cash to holders of our common shares and certain tender or exchange offers as described under "Description of Debentures and Guarantee—Conversion Rate Adjustments." The conversion rate will not be adjusted for other events, such as an issuance of common shares for cash that may adversely affect the trading price of the debentures and our common shares. There can be no assurance that an event that adversely affects the value of the debentures, but does not result in an adjustment to the conversion rate, will not occur.

The definition of a change in control requiring us to repurchase debentures is limited and therefore the market price of the debentures may decline if we enter into a transaction that is not a change in control under the debentures.

        The term "change in control," as used in the debentures, is limited and may not include every event that might cause the market price of the debentures to decline. As a result, our obligation to repurchase the debentures upon a change in control may not preserve the value of the debentures in the event of a highly leveraged transaction, merger or similar transaction.

Upon conversion of their debentures, holders may receive less consideration than expected because the market price of our common shares may decline during the conversion period.

        The conversion value that holders will receive upon conversion of their debentures will be determined based on a daily conversion value calculated based on the closing sale price of our common shares for each of the 10 consecutive trading days beginning on the third trading day following the date the debentures are tendered for conversion. Accordingly, if the price of our common shares decreases after the conversion right is exercised, the conversion value will be adversely affected.

The net share settlement feature of the debentures may have adverse consequences.

        The net share settlement feature of the debentures, as described under "Description of Debentures and Guarantee—Conversion Rights—Conversion Settlement" in this prospectus supplement, may:

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  result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the debentures;

  •
  reduce our liquidity because we will be required to pay the principal return in cash and all or a portion of the net amount, if any, may be paid, at our option, in cash as well;

  •
  delay holders' receipt of the proceeds upon conversion; and

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  subject holders to market risk before receiving any shares upon conversion.

The accounting method for convertible debt securities with net share settlement, like the debentures, may be subject to change, and such changes may result in greater dilution than net share settlement.

        The accounting method for convertible debt securities with net share settlement, like the debentures, may be subject to change, and such changes may result in (i) the bifurcation of the debt instrument upon issuance between the liability component settleable only in cash and the equity component settleable in either cash or Vornado shares, at our option and (ii) the recognition of additional interest expense as a result of amortizing over the period to the earliest redemption of the security the discount in the liability component for the amount of the proceeds allocated to the equity component. For the purpose of calculating diluted earnings per share, a convertible debt security providing for net share settlement and meeting specified requirements under U.S. generally accepted accounting principles ("GAAP") may be accounted for similar to non-convertible debt, with the stated coupon constituting interest expense and any shares potentially issuable upon conversion of the security included in the denominator for the calculation of diluted earnings per share. The shares potentially issuable upon conversion are not included in the calculation of diluted earnings per share of Vornado Realty Trust until the debentures are "in the money." The Emerging Issues Task Force ("EITF"), of the Financial Accounting Standards Board is considering alternatives to the treatment discussed above, including treatments that would result in additional interest expense as a result of amortizing the amount allocated to the equity component over the term of the instrument and adversely impact income available to common shareholders. We cannot determine now the outcome of the EITF deliberations and whether the EITF will require that net share settled securities be accounted for under the existing method, one of the proposed methods under consideration, or some other method, and when any change would be implemented or whether it would be implemented retroactively or prospectively. We also cannot determine now any other changes in GAAP that may be made affecting accounting for convertible debt securities. Any change in the accounting method for convertible debt securities could have an adverse impact on our future financial results. These changes could adversely affect the price of our common shares and, in turn, negatively impact the trading price of the debentures.

Federal Income Tax Risks Related to the Debentures

Certain of the possible adjustments to the conversion price (or the failure to make certain adjustments to the conversion price) will result in a deemed distribution from us to a holder of a debenture.

        The conversion price of the debentures is subject to adjustment under certain circumstances. If certain of the possible adjustments to the conversion price of the debentures are made, a holder will be deemed to have received a distribution from us. We intend to withhold federal income tax on any deemed distribution from us from cash payments of interest otherwise payable on the debentures or from our common shares otherwise deliverable to a holder upon conversion of a debenture for our common shares. See "Supplemental Federal Income Tax Considerations" in this prospectus supplement.

USE OF PROCEEDS

        The net proceeds from the sale of the debentures, before deduction of estimated offering expenses, are estimated to be approximately $1,372,000,000 (approximately $1,577,800,000 if the underwriters exercise their option in full to purchase additional debentures).

        We will use the net proceeds from this offering to acquire indebtedness or other securities of Vornado Realty L.P. Vornado Realty L.P. intends to use the net proceeds for working capital and other corporate purposes, which may include redemption of outstanding securities. Pending such use, the net proceeds may be invested in short-term income-producing investments.

VORNADO REALTY TRUST AND VORNADO REALTY L.P.

        We are a fully integrated real estate investment trust. We conduct our business through, and substantially all of our interests in properties are held by, Vornado Realty L.P. We are the sole general partner of, and owned approximately 89.9% of the common limited partnership interests in, Vornado Realty L.P. as of December 31, 2006.

        As of December 31, 2006, through Vornado Realty L.P., we owned directly or indirectly all or portions of 116 office properties in the New York City metropolitan area (primarily Manhattan) and in the Washington, D.C. and northern Virginia area; 158 retail properties in 21 states, Washington, D.C. and Puerto Rico; the Merchandise Mart Properties portfolio, including the Merchandise Mart in Chicago; a 47.6% interest in Americold Realty Trust, which owns and operates 91 cold storage warehouse facilities nationwide; a 32.9% interest in Toys "R" Us, Inc.; 32.8% of the outstanding common stock of Alexander's, Inc.; the Hotel Pennsylvania in New York City; mezzanine loans to real estate related companies; and interests in other real estate, including interests in other public companies that own and manage office, industrial and retail properties net leased to major corporations and student and military housing properties throughout the United States; 7 dry warehouse/industrial properties in New Jersey containing approximately 1.5 million square feet; and other investments and marketable securities.

CAPITALIZATION OF VORNADO REALTY TRUST

        The following table shows our capitalization as of December 31, 2006 on a historical basis and on an as adjusted basis to give effect to (1) this offering and (2) the application of the estimated net proceeds of this offering as described under "Use of Proceeds" below. You should read the information included in the table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC and incorporated by reference in the accompanying prospectus.

	As of December 31, 2006
	Historical	As Adjusted
	(unaudited)
	(in thousands)
Debt:
Mortgage and other indebtedness	$6,886,884	$6,886,884
Senior unsecured notes (accreted carrying amount of $1,197,393)	1,196,600	1,196,600
Exchangeable senior debentures	491,231	491,231
Convertible senior debentures	980,083	980,083
Convertible senior debentures offered hereby	—	1,400,000
Revolving credit facility	—	—

Total Debt	$9,554,798	$10,954,798

Minority interest, including unitholders of the Operating Partnership	$1,128,204	$1,128,204

Total Shareholders' Equity	$6,150,770	$6,150,770

Total capitalization	$16,833,772	$18,233,772

PRICE RANGE OF OUR COMMON SHARES AND DISTRIBUTIONS

        Our common shares are listed on the New York Stock Exchange under the symbol "VNO". The following table shows, for the periods indicated, the high and low closing sale prices of the common shares as reported by the New York Stock Exchange and the cash dividends paid per share in those periods.

	High	Low	Closing	Dividends
2004
1st Quarter	$60.48	$53.16	$60.48	$0.71	(1)
2nd Quarter	$60.87	$48.09	$57.11	$0.71
3rd Quarter	$65.30	$57.06	$62.68	$0.71
4th Quarter	$76.40	$64.05	$76.13	$0.76
2005
1st Quarter	$76.00	$68.70	$69.27	$0.76	(2)
2nd Quarter	$81.25	$69.43	$80.40	$0.76
3rd Quarter	$88.64	$81.48	$86.62	$0.76
4th Quarter	$87.75	$78.17	$83.47	$0.80	(3)
2006
1st Quarter	$98.46	$85.62	$96.00	$0.80
2nd Quarter	$97.87	$88.84	$97.55	$0.80
3rd Quarter	$110.83	$98.35	$109.00	$0.80
4th Quarter	$129.49	$107.93	$118.04	$0.85	(4)
2007
1st Quarter (through March 21, 2007)	$135.75	$117.36	$124.97	$0.85

(1)
Excluding a special capital gain dividend in the amount of $0.16 per share paid in the first quarter of 2004.

(2)
Excluding a special capital gain dividend in the amount of $0.05 per share paid in the first quarter of 2005.

(3)
Excluding a special capital gain dividend in the amount of $0.77 per share paid in the fourth quarter of 2005.

(4)
Excluding a special capital gain dividend in the amount of $0.54 per share paid in the fourth quarter of 2006.

        Further dividends by us will be at the discretion of our Board of Trustees and will depend on our actual cash flow, our earnings, financial condition and capital requirements, the annual distribution requirements under REIT provisions of the Internal Revenue Code of 1986, as amended, and any other factors our Board of Trustees deems relevant. A principal factor in the determination of dividends is the requirement of the Internal Revenue Code that a REIT distribute at least 90% of its REIT taxable income as determined under the Internal Revenue Code. See "Federal Income Tax Considerations—Taxation of Vornado Realty Trust as a REIT" in the accompanying prospectus for more information about this requirement.

        Distributions by us to the extent of our current earnings and profits for federal income tax purposes are taxable to shareholders as ordinary dividend income. Distributions in excess of earnings and profits generally are treated as non-taxable return of capital to the extent of a shareholder's basis in the common shares. A return of capital distribution generally has the effect of deferring taxation until a shareholder's sale of common shares.

OUR CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        Our consolidated ratios of earnings to fixed charges for each of the fiscal years ended December 31, 2002, 2003, 2004, 2005 and 2006 are as follows:

	Year Ended December 31,
	2002	2003	2004	2005	2006
Ratio of earnings to combined fixed charges and preference dividends (unaudited)	1.66	1.85	2.31	2.07	1.66

        For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

VORNADO REALTY L.P.'S CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        Vornado Realty L.P.'s consolidated ratios of earnings to fixed charges for each of the fiscal years ended December 31, 2002, 2003, 2004, 2005 and 2006 are as follows:

	Year Ended December 31,
	2002	2003	2004	2005	2006
Ratio of earnings to combined fixed charges and preference dividends (unaudited)	1.88	2.08	2.50	2.11	1.69

        For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

DESCRIPTION OF DEBENTURES AND GUARANTEE

        We will issue the debentures, and Vornado Realty L.P. will issue the guarantee, pursuant to a senior debt indenture, which we refer to as the "indenture." The indenture is a contract among us, Vornado Realty L.P. as the guarantor of the debentures, and The Bank of New York, which will initially act as trustee. You may request a copy of the indenture at our address set forth under the caption "Available Information" in the accompanying prospectus. The following description of the particular terms of the debentures offered by this prospectus supplement and of the guarantee of the debentures adds information to, and to the extent inconsistent therewith, supersedes the description of the general terms and provisions of debt securities under the heading "Description of Debt Securities" and the description of the general terms and provisions of the guarantee under the heading "Description of Vornado Realty L.P. Guarantee" in the accompanying prospectus. In this description of debentures, the words "we," "our," "ours" and "us" refer only to Vornado Realty Trust and not to any of its subsidiaries, including Vornado Realty L.P. Capitalized terms used herein but not defined shall have the meanings given to them in the indenture.

General

        The debentures are unsecured and rank equally among themselves and with all of our other unsecured and unsubordinated indebtedness. The debentures will be limited initially to $1,400,000,000 aggregate original principal amount (plus up to $210,000,000 aggregate original principal amount issuable upon exercise of the underwriters' over-allotment option) and will be issued only in registered form without coupons in denominations of $1,000 original principal amount and any integral multiple of $1,000 above that amount. The debentures will mature on April 1, 2027, unless earlier redeemed by us at our option or repurchased by us at a holder's option, on certain dates each as described under "—Redemption Rights," "—Repurchase Rights" or "—Repurchase at Option of Holders upon a Change in Control," or converted at a holder's option as described below under "—Conversion Rights."

        The debentures are fully and unconditionally guaranteed by Vornado Realty L.P. as to all payments due on the debentures. See "—Guarantee" below for a more detailed description of Vornado Realty L.P.'s guarantee.

        The debentures will bear interest at a rate of 2.85% per year. Interest will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2007, to the person in whose name a debenture is registered at the close of business on March 15 and September 15, as the case may be, immediately preceding the relevant interest payment date. Each payment of interest will include interest accrued for the period, which we refer to as an interest period, commencing on and including the immediately preceding interest payment date (or, if none, the date of original issuance of the debentures) to but excluding the applicable interest payment date. Interest on the debentures will be based on a 360-day year consisting of twelve 30-day months. If any interest payment date (other than an interest payment date coinciding with the stated maturity date or redemption date or repurchase date) of a debenture falls on a day that is not a business day, such interest payment date will be postponed until the next succeeding business day. If the stated maturity date, redemption date or repurchase date of a debenture would fall on a day that is not a business day, the required payment of interest, if any, and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the stated maturity date, redemption date or repurchase date to such next succeeding business day. The term "business day" means, with respect to any debenture, each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

        Accrued interest on a debenture will be deemed to be paid by delivery of the consideration due to the converting holder. No other payment or adjustment will be made for accrued interest on a converted debenture or for dividends or distributions on our common shares issued upon conversion of a debenture.

        We will not be subject to any financial covenants under the indenture. In addition, the indenture will not restrict our ability to pay distributions, incur debt or issue or repurchase our securities or Vornado Realty L.P.'s ability to pay distributions, incur debt, guarantees or issue or repurchase securities of Vornado Realty L.P.

        Except to the extent necessary to preserve our status as a real estate investment trust, the debentures will be redeemable prior to maturity only on or after April 5, 2012 and as described below under "—Redemption Rights," and do not have the benefit of a sinking fund. Principal of and interest on the debentures will be payable at the office of the paying agent, which initially will be the trustee. If certain conditions have been satisfied, the debentures may be presented for conversion at the office of the conversion agent, and for registration of transfer or exchange at the office of the registrar, each such agent initially being the trustee. No service charge will be made for any registration of transfer or exchange of debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        You will have the option, subject to fulfillment of certain conditions described below, to convert your debentures for cash, common shares of beneficial interest, $0.04 par value per share, of Vornado Realty Trust ("Common Shares"), if any, or a combination of cash and Common Shares, at an initial conversion rate of 6.1553 Common Shares per $1,000 principal amount of debentures. This is equivalent to an initial conversion price of approximately $162.46 per Common Share. The conversion rate is subject to adjustment if certain events occur, as described under the caption "—Conversion Rate Adjustments." Upon conversion of a debenture, a holder will not receive any cash payment of interest (unless such conversion occurs between a regular record date and the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and Common Shares will be deemed to satisfy our obligation with respect to such debenture. Accordingly, any accrued but unpaid interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited. For a discussion of the tax treatment to a holder of receiving our Common Shares upon conversion, see "Supplemental Federal Income Tax Considerations."

        If you convert debentures after a record date for an interest payment but prior to the corresponding interest payment date, you will receive on the interest payment date interest accrued on those debentures, notwithstanding the conversion of debentures prior to the interest payment date, assuming the holder was the holder of record on the corresponding record date. However, you agree, by accepting a debenture, that if you surrender any debentures for conversion during such period, you must pay us an amount equal to the interest that has accrued and that will be paid on the debentures being converted on the interest payment date. The preceding sentence does not apply to debentures that are converted after being called by us for redemption after a record date for an interest payment date or that are converted after the last record date for the payment of interest on the debentures. If in such case prior to the redemption date you choose to convert your debentures, you will not be required to pay us at the time you surrender your debentures for conversion the amount of interest on the debentures you will receive on the date that has been fixed for redemption.

        No principal, shareholder, officer, director, trustee or employee of Vornado Realty Trust has any obligation for payment of the debentures or for any of our obligations, covenants or agreements contained in the debentures or the indenture. By accepting the debentures, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of the debentures.

        We may, without the consent of the holders, reopen the debentures and issue additional debentures under the indenture with the same terms and with the same CUSIP number as the debentures offered hereby in an unlimited aggregate principal amount, provided that no such additional debentures may be issued unless fungible with the debentures offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the debentures in open market purchases or negotiated transactions at varying prices without prior notice to holders.

        The terms of the debentures provide that we are permitted to reduce interest payments otherwise payable to a holder for any amounts we are required to withhold by law. For example, United States alien debt security holders of debentures may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the debentures. See "Federal Income Tax Considerations—Taxation of Holders of Most Debt Securities—Backup Withholding and Information Reporting" in the accompanying prospectus. Moreover, holders of convertible debt instruments such as the debentures may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non-U.S. holder) will be subject to a U.S. federal withholding tax. See "Supplemental Federal Income Tax Considerations—United States Alien Debt Security Holders—Constructive Dividend." We will set off any such withholding tax that we are required to pay against payments of interest payable on the debentures.

Guarantee

        The debentures are fully and unconditionally guaranteed by Vornado Realty L.P. as to all payments due on the debentures whether at their stated maturity date, by acceleration, redemption, repayment or otherwise in accordance with the terms of such guarantee and the indenture. In the case of the failure of Vornado Realty Trust to pay punctually any principal, premium or interest on the debentures, Vornado Realty L.P. will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise.

        Neither any limited or general partner of Vornado Realty L.P., including Vornado Realty Trust in its capacity as general partner, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of Vornado Realty L.P. or of any successor of any limited or general partner of Vornado Realty L.P. has any obligation for payment of Vornado Realty L.P.'s obligations under the guarantee or for any of Vornado Realty L.P.'s obligations, covenants or agreements contained in the guarantee or the indenture. By accepting the debt securities and the related guarantee, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of the guarantee.

Ranking

        The debentures are unsecured and rank equally among themselves and with any unsecured and unsubordinated indebtedness that is currently outstanding or that we may issue in the future. The obligations of Vornado Realty L.P. under the guarantee are unsecured and rank equally with any unsecured and unsubordinated indebtedness of Vornado Realty L.P. that is currently outstanding or that it may issue in the future. The debentures will be effectively subordinated to any secured indebtedness and, except to the extent of the guarantee of Vornado Realty L.P., to indebtedness, including mortgages and other secured indebtedness, and other liabilities of our subsidiaries, from time to time outstanding. The obligations of Vornado Realty L.P. under the guarantee will be effectively subordinated to any secured indebtedness and to indebtedness, including mortgages and other secured indebtedness, and other liabilities of Vornado Realty L.P.'s subsidiaries, from time to time outstanding. As of December 31, 2006, there was $6,886,884,000 of indebtedness issued by subsidiaries of ours (other than Vornado Realty L.P.) that is structurally senior to the debentures and there was $1,700,000,000 of indebtedness issued by Vornado Realty L.P. that ranks equally with the obligations of Vornado Realty L.P. under the guarantee. As of the date of this offering, we have issued and outstanding $1,000,000,000 principal aggregate amount of unsecured and unsubordinated indebtedness, all of which is guaranteed by Vornado Realty L.P. We are a guarantor under a $1.0 billion revolving credit agreement of Vornado Realty L.P. and as of December 31, 2006 there were no outstanding borrowings thereunder.

Voting Rights

        Holders of debentures will have no voting rights as our shareholders.

Redemption Rights

        We must repay the debentures at their stated maturity on April 1, 2027 unless earlier redeemed, repurchased or converted in accordance with the terms of the debentures. The circumstances in which we may, or we are required to, redeem the debentures prior to their stated maturity are described below.

        We will not have the right to redeem any debentures prior to April 5, 2012, except to preserve our status as a real estate investment trust. We will have the right to redeem for cash the debentures in whole or in part, at any time or from time to time, on or after April 5, 2012, upon not less than 30 nor more than 60 days' prior notice by mail to the registered holders of the debentures, at 100% of the aggregate principal amount of the debentures plus accrued and unpaid interest, if any, to the redemption date.

        If we decide to redeem fewer than all of the outstanding debentures, the trustee will select the debentures to be redeemed on a pro rata basis.

        If we determine it is necessary to redeem the debentures in order to preserve our status as a real estate investment trust, we may redeem all of the debentures then outstanding at 100% of the principal amount of the debentures plus accrued and unpaid interest, if any, to the redemption date. The conversion date is the date on which you deliver an irrevocable conversion notice, together, if the debentures are in certificated form, with the certificated security to the conversion agent.

        If the trustee selects a portion of your debenture for partial redemption and you convert a portion of the same debenture, the converted portion will be deemed to be from the portion selected for redemption.

        In the event of any redemption in part, we will not be required to:

  •
  issue or register the transfer or exchange of any debenture during a period beginning at the opening of business 15 days before any selection of debentures for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of debentures to be so redeemed, or

  •
  register the transfer or exchange of any debenture so selected for redemption, in whole or in part, except the unredeemed portion of any debenture being redeemed in part.

        No sinking fund is provided for the debentures, which means that the indenture does not require us to redeem or retire the debentures periodically.

        We or a third party may, to the extent permitted by applicable law, at any time purchase debentures in the open market, by tender at any price or by private agreement. Any debenture that we purchase or third party purchases may, to the extent permitted by applicable law and subject to restrictions contained in the underwriting agreement with the underwriters, be reissued or resold or may, at our or such third party's option, be surrendered to the trustee for cancellation. Any debentures surrendered for cancellation may not be reissued or resold and will be canceled promptly.

Conversion Rights

        Subject to the restrictions on ownership of Common Shares and the conditions described below, holders may convert their debentures for cash, Common Shares, if any, or a combination of cash and Common Shares, at our option, initially at a conversion ratio of 6.1553 Common Shares per $1,000 principal amount of debentures (equivalent to an initial conversion price of $162.46 per share). The conversion ratio and the equivalent conversion price in effect at any given time are referred to in this prospectus supplement as the "conversion rate" and the "conversion price," respectively, and will be subject to adjustment as described below.

        We will not deliver fractional Common Shares upon the conversion of the debentures. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of Common Shares on the business day immediately preceding the conversion date. The conversion date is the date on which you deliver an irrevocable conversion notice, together, if the debentures are in certificated form, with the certificated security to the conversion agent.

        If a debenture has been called for redemption, holders will be entitled to convert such debenture from the date of notice of the redemption until the close of business on the second business day immediately preceding the date of redemption. The right to convert will expire at that time, unless we default in making the payment due upon redemption. A holder may convert fewer than all of such holder's debentures so long as the debentures converted are an integral multiple of $1,000 principal amount.

        In the case of a holder of a definitive debenture, upon surrender of a debenture for conversion into Common Shares, such holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with the conversion; provided, however, if the holder does not deliver such cash, we may deduct and withhold from the amount of cash otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law (and not otherwise delivered by the holder in cash).

        Holders may surrender their debentures for conversion for cash, Common Shares, or a combination of cash and Common Shares, at our option, at the applicable conversion rate prior to the close of business on the second business day prior to stated maturity at any time on or after April 1, 2026 and also under any of the following circumstances:

  •
  during any measurement period (as defined below), if at any time the closing sale price of a share of Common Shares is more than 125% of the conversion price per share on the first day of such measurement period for at least 20 trading days in the period of 30 consecutive trading days beginning on the first day of such measurement period;

  •
  during the five consecutive trading-day period following any 20 consecutive trading-day period in which the average of the trading prices for a debenture was less than 98% of the average closing sale price of Common Shares multiplied by the applicable conversion rate;

  •
  if we have called such holders' debentures for redemption, at any time prior to the close of business two business days prior to the redemption date;

  •
  during prescribed periods upon the occurrence of specified transactions discussed below; or

  •
  if the Common Shares are not listed on a U.S. national securities exchange for 30 consecutive trading days.

        A "measurement period" is the period from and including the 11th trading day in a fiscal quarter up to but excluding the 11th trading day of the following quarter.

        "Closing sale price" of the Common Shares or other capital stock or similar equity interests or other publicly traded security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Shares or such other capital stock or similar equity interests or other securities are traded or, if the Common Shares or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, or by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of such quotations, we will determine the closing sale price on such basis as we consider appropriate.

        "Trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the subject securities are not then listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which such securities are then listed or, if such securities are not then listed on a national or regional securities exchange, on the principal other market on which securities are then traded.

Make Whole Amount Upon Certain Change in Control Transactions

        If a transaction described in the first or second bullets of the definition of change in control (as set forth below under "—Repurchase at Option of Holders upon a Change in Control") occurs on or prior to April 5, 2012, and a holder elects to convert its debentures in connection with such transaction, as described under "—Conversion Rights—Conversion Upon Specified Transactions," we will increase the applicable conversion rate for the debentures surrendered for conversion by a number of additional Common Shares (the "additional shares"), as described below. A conversion of debentures will be deemed for these purposes to be "in connection with" such a change in control if the notice of conversion of the debentures is received by the conversion agent on or after the date that is 15 days prior to the anticipated effective date of the change in control and on or prior to the fifth business day following the effective date of the change in control (or, if earlier and to the extent applicable, the close of business on the second trading day immediately preceding the day on which we are required to repurchase debentures upon a change in control as described under "—Repurchase at Option of Holders upon a Change in Control").

        The number of additional Common Shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the "effective date") and the price (the "stock price") paid per Common Share in such transaction. If the holders of Common Shares receive only cash in the change in control transaction, the stock price shall be the cash amount paid per share. Otherwise the stock price shall be the average of the closing sale prices of Common Shares on the 10 trading days up to but excluding the effective date.

        The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the debentures is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The right to receive the additional shares will be subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the stock price and number of additional Common Shares to be received per $1,000 principal amount of debentures:

	Stock Price
Effective Date
	$124.97	$135.00	$145.00	$155.00	$165.00	$175.00	$185.00	$195.00	$205.00	$215.00	$225.00	$235.00	$245.00
March 27, 2007	1.8466	1.3347	1.0330	0.7931	0.6023	0.4507	0.3308	0.2362	0.1622	0.1050	0.0615	0.0300	0.0097
April 1, 2008	1.8466	1.3322	1.0203	0.7743	0.5805	0.4283	0.3093	0.2169	0.1458	0.0917	0.0515	0.0230	0.0054
April 1, 2009	1.8466	1.3167	0.9911	0.7373	0.5403	0.3884	0.2720	0.1837	0.1175	0.0687	0.0338	0.0109	0.0000
April 1, 2010	1.8466	1.2803	0.9349	0.6705	0.4705	0.3212	0.2113	0.1317	0.0749	0.0358	0.0112	0.0000	0.0000
April 1, 2011	1.8466	1.2185	0.8337	0.5477	0.3433	0.2030	0.1102	0.0515	0.0170	0.0012	0.0000	0.0000	0.0000
April 5, 2012	1.8466	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact stock prices and effective dates may not be set forth in the table, in which case:

          1.     if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the additional shares will be determined by straight-line interpolation between the number of additional Common Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

          2.     if the stock price is equal to or in excess of $245.00 per share (subject to adjustment), no additional Common Shares will be issued upon conversion; and

          3.     if the stock price is less than $124.97 per share (the closing sale price of Common Shares on the date of this prospectus supplement) (subject to adjustment), no additional Common Shares will be issued upon conversion.

        Notwithstanding the foregoing, in no event will the total number of Common Shares issuable upon conversion exceed 8.0019 per $1,000 principal amount of debentures, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Our obligation to deliver the additional shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Settlement

        Upon conversion of the debentures, we will deliver, in respect of each $1,000 principal amount of debentures tendered for conversion:

  •
  cash in an amount (the "principal return") equal to the lesser of (a) the principal amount of debentures surrendered for conversion and (b) the conversion value, and

  •
  if the conversion value is greater than the principal return, an amount (the "net amount") in cash or Common Shares, as determined by us, with an aggregate value equal to the difference between the conversion value and the principal return as described in this prospectus supplement.

        We may elect to deliver any portion of the net amount in cash (which we refer to as the "net cash amount") or Common Shares, and any portion of the net amount we elect to deliver in Common Shares (the "net shares") will be the sum of the daily share amounts (calculated as described below) for each trading day during the applicable conversion period. Prior to the close of business on the second trading day following the date on which debentures are tendered for conversion, we will, by notice to the trustee, inform holders of such debentures of our election to pay cash for all or a portion of the net amount and, if applicable, the portion of the net amount that will be paid in cash and the portion that will be delivered in the form of net shares, unless we have previously informed such holder of such election in a notice of redemption for debentures, as described under "—Redemption Rights".

        We will deliver cash in lieu of any fractional Common Shares issuable in connection with payment of the net shares based upon the average price.

        The "conversion value" for each $1,000 principal amount of debentures is equal to (a) the applicable conversion rate, multiplied by (b) the average price.

        The "applicable conversion period" means the 10 consecutive trading-day period commencing on the third trading day following the date the debentures are tendered for conversion.

        The "average price" is equal to the average of the closing sale prices of Common Shares for each trading day in the applicable conversion period.

        The "daily share amount" for each $1,000 principal amount of debentures and each trading day in the applicable conversion period is equal to the greater of:

  •
  zero; and

  •
  a number of Common Shares determined by the following formula:

(closing sale price of Common Shares on such trading day × applicable conversion rate) –
($1,000 + net cash amount, if any)

10 × closing sale price of Common Shares on such trading day

        The conversion value, principal return, net amount, net cash amount and the number of net shares, as applicable, will be determined by us promptly after the end of the applicable conversion period. We will pay the principal return and cash in lieu of fractional shares, and deliver net shares or pay the net cash amount, as applicable, no later than the third business day following the last trading day of the applicable conversion period.

        See "—Conversion Rate and Conversion Procedures" below for additional information regarding a conversion of debentures.

Conversion Upon Satisfaction of Market Price Condition

        A holder may surrender any of its debentures for conversion during any measurement period (and only during such period) prior to the second business day immediately prior to stated maturity of the debentures, if the closing sale price of Common Shares on the principal national securities exchange on which the Common Shares are listed, for a period of at least 20 trading days in the period of 30 consecutive trading days beginning on the first day of the measurement period, is more than 125% of the conversion price per share of Common Shares on the first day of such measurement period. If an event set forth under "—Conversion Rate Adjustments" shall have occurred during the period of 30 consecutive trading days beginning on the first day of such measurement period, the sale price of Common Shares on each trading day of such period elapsing prior to the occurrence of the event shall be deemed for purposes of the calculation described in the previous sentence to have been appropriately adjusted to reflect the occurrence of the event.

        The conversion agent, which initially will be the trustee, will, on our behalf, determine daily if the debentures are convertible as a result of the closing sale price of Common Shares and notify us and the trustee.

Conversion Upon Satisfaction of Trading Price Condition

        A holder may surrender any of its debentures for conversion during the five consecutive trading-day period following any 20 consecutive trading days in which the average of the trading prices (as determined following a request by a holder of the debentures) for a debenture during such 20 consecutive trading-day period was less than 98% of the average closing sale price of Common Shares for such period, multiplied by the applicable conversion rate for such period. The Common Shares will be valued at 100% of the average closing sale prices for the 20 consecutive trading days preceding the conversion date.

        The "trading price" of the debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of debentures obtained by the trustee for a $5,000,000 principal amount of the debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the underwriter; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, this one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of the debentures from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the debentures, then the trading price per $1,000 principal amount of debentures will be deemed to be less than 98% of the closing sale price of Common Shares on such determination date.

        The trustee shall have no obligation to determine the trading price of the debentures unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of the debentures would be less than 98% of the product of the closing sale price of Common Shares and the conversion rate, or that no such prices can be reasonably determined; at which time, we shall instruct the trustee to determine the trading price of the debentures beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of Common Shares and the conversion rate.

Conversion Upon Notice of Redemption

        A holder may surrender for conversion any of the debentures called for redemption at any time prior to the close of business two business days prior to the redemption date, even if the debentures are not otherwise convertible at such time. However, if a holder has already delivered a purchase notice or a change in control purchase notice with respect to a debenture, the holder may not surrender that debenture for conversion until the holder has withdrawn the notice in accordance with the terms of the debentures.

Conversion Upon Specified Transactions

        Even if the market price condition or trading price condition described above has not occurred, if we elect to:

  •
  distribute to all holders of Common Shares certain rights entitling them to purchase, for a period expiring within 60 days, Common Shares at a price per share that is less than the closing sale price per share of Common Shares on the trading day immediately preceding the declaration of the distribution; or

  •
  distribute to all holders of Common Shares our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 15% of the closing sale price of Common Shares on the trading day immediately preceding the declaration date for such distribution, we must notify the holders of debentures at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place; provided, however, that a holder may not exercise this right to convert if the holder may participate, on an as-converted basis, in the distribution without conversion of the debentures. The ex-dividend date is the first date upon which a sale of the Common Shares does not automatically transfer the right to receive the relevant distribution from the seller of the Common Shares to its buyer.

        In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which Common Shares would be converted into cash, securities or other property, a holder may surrender debentures for conversion at any time from and after the date that is 15 business days prior to the anticipated effective date of the transaction until five business days after the actual date of such transaction.

        If we are a party to a consolidation, merger or binding share exchange pursuant to which Common Shares would be converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a debenture into Common Shares will be changed into a right to convert the debentures into the kind and amount of cash, securities or other property that the holder would have received if the holder had converted its debentures immediately prior to the effective time of the transaction. If you convert your debentures in accordance with this paragraph and you are entitled to an adjustment for additional Common Shares as described above under "—Conversion Rights—Make Whole Amount Upon Certain Change in Control Transactions," conversion of the debentures will settle after the effective time of such transaction. In addition, if holders convert their debentures at any time following the effective time of the transaction, the amount will be paid based on the kind and amount of such cash, securities or other property.

        If such transaction also constitutes a change in control, the holder will be able to require us to repurchase all or a portion of such holder's debentures as described under "—Repurchase at Option of Holders upon a Change in Control." In addition, if such transaction constitutes a change in control as described in the first and second bullets under the definition thereof, we will adjust the conversion rate for debentures tendered for conversion in connection with the transaction, as described above under "—Conversion Rights—Make Whole Amount Upon Certain Change in Control Transactions."

Conversion Upon Delisting of Common Shares

        A holder may surrender any of its debentures for conversion into Common Shares at any time beginning on the first business day after the Common Shares have ceased to be listed on a United States national securities exchange for a 30 consecutive trading-day period.

Conversion Rate and Conversion Procedures

        The initial conversion rate is 6.1553 Common Shares for each $1,000 principal amount of debentures. This is equivalent to an initial conversion price of $162.46 per Common Share. Upon conversion, we will deliver to the holders, cash, a fixed number of Common Shares, if any, and any cash payment to account for fractional shares. The cash payment for fractional shares, in connection with a conversion we settle in Common Shares, will be based on the closing sale price of Common Shares on the trading day immediately prior to the conversion date. Common Shares delivered by us upon conversion of the debentures if we elect to deliver Common Shares will be delivered not later than three business days following the conversion date. Delivery of cash and Common Shares, if any, will be deemed to satisfy our obligation to pay the principal amount of the debentures, including any accrued and unpaid interest. Accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion ratio to account for the accrued interest.

        If a holder converts debentures, we will pay any documentary stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay the tax. Certificates representing Common Shares will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

        If you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive on the interest payment date interest accrued on those debentures, notwithstanding the conversion of debentures prior to the interest payment date, assuming the holder was the holder of record on the corresponding record date. However, you agree, by accepting a debenture, that if you surrender any debentures for conversion during such period, you must pay us an amount equal to the interest that has accrued and that will be paid on the debentures being converted on the interest payment date. The preceding sentence does not apply to debentures that are converted after being called by us for redemption after a record date for an interest payment date or that are converted after the last record date for the payment of interest on the debentures. If in such case prior to the redemption date you choose to convert your debentures, you will not be required to pay us at the time you surrender your debentures for conversion the amount of interest on the debentures you will receive on the date that has been fixed for redemption.

        No other payment or adjustment for interest, or for any dividends in respect of Common Shares, will be made upon conversion. Holders of Common Shares issued upon conversion will not be entitled to receive any dividends payable to holders of Common Shares as of any record time or date before the close of business on the conversion date.

        If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice together with the certificated security, if the debentures are in certificated form, to the conversion agent who will, on your behalf, convert the debentures into Common Shares. You may obtain copies of the required form of the conversion notice from the conversion agent.

Conversion Rate Adjustments

        The conversion rate shall be adjusted from time to time as follows:

        (i)    If we issue Common Shares as a dividend or distribution on Common Shares to all holders of Common Shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

    CR1 = CR0 × OS1/OS0

        where

    CR0 = the conversion rate in effect immediately prior to such event

    CR1 = the conversion rate in effect immediately after such event

    OS0 = the number of Common Shares outstanding immediately prior to such event

    OS1 = the number of Common Shares outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after the earlier of (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the conversion rate shall again be adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (ii)   If we issue to all holders of Common Shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Shares, or securities convertible into Common Shares within 45 days after the issuance thereof, in either case at an exercise price per share or a conversion price per share less than the closing sale price of Common Shares on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights, warrants, options, or other securities or convertible securities are not exercised or converted prior to the expiration of the exercisability or convertibility thereof):

    CR1 = CR0 × (OS0+X)/(OS0+Y)

        where

    CR0 = the conversion rate in effect immediately prior to such event

    CR1 = the conversion rate in effect immediately after such event

    OS0 = the number of Common Shares outstanding immediately prior to such event

    X = the total number of Common Shares issuable pursuant to such rights, warrants, options, other securities or convertible securities

    Y = the number of Common Shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of Common Shares for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement (or, if later, the ex-dividend date relating to such announcement) for the issuance of such rights, warrants, options, other securities or convertible securities.

        For purposes of paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holder to subscribe for or purchase or exercise a conversion right for Common Shares at less than the average closing sale price of Common Shares, and in determining the aggregate exercise or conversion price payable for such Common Shares, there shall be taken into account any consideration received by us for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of trustees.

        (iii)  If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of Common Shares, excluding:

          (A)  dividends, distributions and rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,

          (B)  dividends or distributions paid exclusively in cash, and

          (C)  spin-offs described below in this paragraph (iii),

then the conversion rate will be adjusted based on the following formula:

    CR1 = CR0 × SP0/(SP0–FMV)

        where

    CR0 = the conversion rate in effect immediately prior to such distribution

    CR1 = the conversion rate in effect immediately after such distribution

    SP0 = the average of the closing sale prices of Common Shares for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

    FMV = the fair market value (as determined in good faith by our board of trustees) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding Common Share on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of holders of Common Shares entitled to receive such distribution.

        With respect to an adjustment pursuant to paragraph (iii) where there has been a payment of a dividend or other distribution on Common Shares or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours (such transaction, a "Spin-Off"), the conversion rate in effect immediately before the close of business on the record date fixed for determination of holders of Common Shares entitled to receive the distribution will be increased based on the following formula:

    CR1 = CR0 × (FMV0+MP0)/MP0

        where

    CR0 = the conversion rate in effect immediately prior to such distribution

    CR1 = the conversion rate in effect immediately after such distribution

    FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive trading days after the effective date of the Spin-Off

    MP0 = the average of the closing sale prices of Common Shares over the first 10 consecutive trading days after the effective date of the Spin-Off.

        The adjustment to the conversion rate under the preceding paragraph with respect to a Spin-Off will occur on the 10th trading day from, and including, the effective date of the Spin-Off.

        If any such dividend or distribution described in paragraph (iii) is declared but not paid or made, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (iv)  If following the date of original issuance of the debentures we make any cash dividend or distribution during any of our quarterly fiscal periods to all holders of Common Shares in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.85 (the "Reference Dividend"), multiplied by the number of Common Shares outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

    CR1 = CR0 × SP0/(SP0–C)

        where

    CR0 = the conversion rate in effect immediately prior to the record date for such distribution

    CR1 = the conversion rate in effect immediately after the record date for such distribution

    SP0 = the average of the closing sale prices of Common Shares for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the day prior to ex-dividend date for such distribution

    C = the amount in cash per share that we distribute to holders of Common Shares during such quarterly fiscal period that exceeds the Reference Dividend.

An adjustment made pursuant to this paragraph (iv) shall become effective on the date immediately after the record date for the determination of holders of Common Shares entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the conversion rate shall again be adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        The Reference Dividend shall be subject to adjustment on account of any of the events set forth in paragraph (i) above. Any such adjustment will be effected by multiplying the Reference Dividend by a fraction, the numerator of which will equal OS0 and the denominator of which will equal OS1, in each case, within the meaning of paragraph (i) above.

        (v)   If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for Common Shares to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the closing sale price of a Common Share on the trading day next succeeding the last date on which tenders or converts may be made pursuant to such tender or exchange offer (the "Expiration Time"), the conversion rate will be increased based on the following formula:

    CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

        where

    CR0 = the conversion rate in effect on the date such tender or exchange offer expires

    CR1 = the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires

    AC = the aggregate value of all cash and any other consideration (as determined by our board of trustees) paid or payable for shares purchased in such tender or exchange offer

    OS0 = the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires

    OS1 = the number of Common Shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or conversion of shares pursuant to such tender or exchange offer)

    SP1 = the average of the closing sale prices of Common Shares for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

        If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

        Any adjustment made pursuant to paragraph (v) shall become effective on the date immediately following the Expiration Time. If we or one of our subsidiaries is obligated to purchase Common Shares pursuant to any such tender or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the conversion rate shall again be adjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

        (vi)  Notwithstanding the foregoing, in the event of an adjustment pursuant to paragraph (iv) or (v) above, in no event will the conversion rate exceed 8.0019, subject to adjustment pursuant to paragraphs (i), (ii) and (iii).

        (vii) If we adopt a rights plan while any debentures remain outstanding, holders of debentures will receive, upon conversion of their debentures for Common Shares, in addition to Common Shares, rights under our shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Shares. If the rights provided for in the rights plan adopted by us have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that holders of debentures would not be entitled to receive any rights in respect of Common Shares issuable upon conversion of debentures, the conversion rate will be adjusted at the time of separation as if we had distributed, to all holders of Common Shares, shares of capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend such applicable shareholder rights agreement to provide that upon conversion of debentures the holders will receive, in addition to Common Shares issuable upon such conversion, the rights which would have attached to such Common Shares if the rights had not become separated from the Common Shares under such applicable shareholder rights agreement. To the extent that we adopt any future shareholder rights agreement, upon conversion of debentures into Common Shares, a holder of debentures shall receive, in addition to Common Shares, the rights under the future shareholder rights agreement whether or not the rights have separated from Common Shares at the time of conversion and no adjustment will be made in accordance with paragraph (iii) or otherwise.

        In addition to the adjustments pursuant to paragraphs (i) through (vii) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire Common Shares) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interest. If we make such determination, it will be conclusive. If we make such a determination we will mail to holders of record of the debentures a notice of the increase at least fifteen (15) days prior to the date the increased conversion rate takes effect in accordance with applicable law and such notice shall state the increased conversion rate and the period during which it will be in effect.

        We will not make any adjustment to the conversion rate if holders are permitted to participate, on an as-converted basis, in the transactions described above.

        The applicable conversion price will not be adjusted upon certain events, including but not limited to:

  •
  the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of Common Shares under any plan;

  •
  the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, trustee or consultant benefit plan, employee agreement or arrangement or program of us;

  •
  the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, convertible or convertible security outstanding as of the date the debentures were first issued;

  •
  a change in the par value of Common Shares;

  •
  accumulated and unpaid dividends or distributions;

  •
  as a result of a tender offer solely to holders of less than 100 Common Shares; and

  •
  for the avoidance of doubt, the issuance of limited partnership units by Vornado Realty L.P. and the issuance of Common Shares or cash upon redemption thereof.

        No adjustment in the applicable conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable conversion price. If the adjustment is not made because the adjustment does not change the applicable conversion price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the debentures are called for redemption, all adjustments not previously made will be made on the applicable redemption date. Except as specifically described above, the applicable conversion price will not be subject to adjustment in the case of the issuance of any Common Shares or our preferred shares, or securities exchangeable for or convertible into Common Shares or our preferred shares.

        If certain of the possible adjustments to the conversion price of the debentures are made, a holder will be deemed to have received a distribution from us even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax on any deemed distribution from us from cash payments of interest otherwise payable on the debentures. See "Supplemental Federal Income Tax Considerations" in this prospectus supplement for additional information.

Ownership Limit

        Notwithstanding any other provision of the debentures, no holder of debentures shall be entitled to convert such debentures for Common Shares to the extent that receipt of such shares would cause such holder (together with such holder's affiliates) to exceed the ownership limit contained in our declaration of trust. See "Description of Shares of Beneficial Interest of Vornado Realty Trust—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" in the accompanying prospectus for additional information regarding this limit.

Repurchase Rights

        Holders have the right to require us to repurchase the debentures at a cash purchase price equal to 100% of the principal amount thereof on April 1, 2012, April 1, 2017 and April 1, 2022, together with accrued and unpaid interest, each of which we refer to as a "repurchase date." We will be required to repurchase any outstanding debentures for which you deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 60 business days prior to the relevant repurchase date until the close of business on the fifth business day prior to the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the related debentures. Our repurchase obligation will be subject to some additional conditions. Also, our ability to satisfy our repurchase obligations may be affected by the factors described in "Risk Factors" under the caption "We may not have the funds necessary to repurchase the debentures for cash on specified dates or following a change in control."

        A holder's notice electing to require us to repurchase such holder's debentures must:

  •
  be received by the paying agent no later than the close of business on the second business day immediately preceding the repurchase date;

  •
  state, if certificated debentures have been issued, the debentures' certificate number, or if not certificated, such holder's notice must comply with appropriate DTC procedures;

  •
  state the portion of the principal amount of debentures to be repurchased, in multiples of $1,000; and

  •
  state that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures.

        Simultaneously with such notice of repurchase, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on our website, or through such other public medium as we may use at that time.

        You may withdraw any repurchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the second business day prior to the repurchase date. The notice of withdrawal must state:

  •
  the principal amount of the debentures being withdrawn;

  •
  if certificated debentures have been issued, the certificate numbers of the withdrawn debentures, or if not certificated, your notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        Your withdrawal notice must comply with appropriate DTC procedures. You must either effect book-entry transfer or deliver the debentures, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice to receive payment of the repurchase price. You will receive payment on the repurchase date or the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money or securities sufficient to pay the repurchase price of the debentures on the business day following the repurchase date, then:

  •
  the debentures will cease to be outstanding;

  •
  interest will cease to accrue; and

  •
  all your other rights as a holder will terminate.

This will be the case whether or not book-entry transfer of the debentures is made or whether or not the debentures are delivered to the paying agent.

        We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act which may be applicable at the time. We will file Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures at your option.

        We may arrange for a third party to purchase any debentures for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the debentures applicable to the offer to repurchase the debentures. If a third party purchases any debentures under these circumstances, then interest will continue to accrue on those debentures and those debentures will continue to be outstanding after the repurchase date. The third party subsequently may resell those purchased debentures to other holders, and those debentures will be fungible with all other debentures then outstanding.

Repurchase at Option of Holders upon a Change in Control

        If a change in control as defined below occurs at any time prior to April 1, 2012, a holder of debentures will have the right, at its option, to require us to repurchase all of its debentures not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, at a cash purchase price equal to 100% of the principal amount of all debentures it requires us to repurchase, plus accrued and unpaid interest on those debentures to, but excluding, the repurchase date. If a change in control occurs on or after April 1, 2012, no holder will have the right to require us to purchase any debentures, except as described under "—Repurchase Rights."

        Within 15 days after the occurrence of a change in control, we are obligated to give to the holders of the debentures notice of the change in control and of the repurchase right arising as a result of the change in control. We must also deliver a copy of this notice to the trustee. To exercise the repurchase right, a holder of the debentures must deliver on or before the 20th business day after the date of our notice irrevocable written notice to the trustee of the holder's exercise of its repurchase right and whether the debenture is a definitive debenture, together with the debentures with respect to which the right is being exercised. We are required to repurchase the debentures on the date that is not less than 20 nor more than 30 business days after the date of our notice.

        A "change in control" will be deemed to have occurred at the time after the debentures are originally issued that any of the following occurs:

  •
  consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, combination, merger of us or any sale, lease or other transfer of all or substantially all of the consolidated assets of ours and our consolidated subsidiaries) or a series of related transactions or events pursuant to which Common Shares are exchanged for, converted into or constitute solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange;

  •
  any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, Vornado Realty L.P. or any majority-owned subsidiary of us or Vornado Realty L.P., is or becomes the "beneficial owner," directly or indirectly, of more than 70% of the total voting power in the aggregate of all classes of our capital stock then outstanding entitled to vote generally in elections of trustees, directors or managers, as applicable; or

  •
  during any period of 12 consecutive months after the date of original issuance of the debentures persons who at the beginning of such 12-month period constituted our board of trustees (together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of trustees who were either members of the board of trustees at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of trustees, then in office.

        However, a change in control will not be deemed to have occurred and we will not be required to deliver a notice incidental thereto if either:

        (A)  the closing sale price per share of Common Shares for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately after the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the debentures in effect on each of those trading days; provided, however, that the exception to the definition of "change in control" specified in this clause (A) shall not apply in the context of a "change of control" as described under "—Conversion Rights—Conversion Upon Specified Transactions" or "—Conversion Rights—Make Whole Amount Upon Certain Change in Control Transactions" above; or

        (B)  at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger, consolidation or other transaction the debentures become convertible into such shares of common stock, depositary receipts or other certificates representing common equity interests.

        For purposes of these provisions "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        Rule 13e-4 under the Exchange Act requires the dissemination of prescribed information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to the holders of debentures. In addition, Regulations 14D and 14E may require that we comply with certain additional procedures in connection with this repurchase. We will comply with this rule and those regulations to the extent they apply at that time.

        The definition of change in control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our and our subsidiaries' assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of debentures to require us to repurchase its debentures as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our and our subsidiaries' assets may be uncertain.

        The foregoing provisions will not necessarily provide the holders of debentures with protection if we are involved in a highly leveraged or other transaction that may adversely affect the holders.

        If a change in control were to occur, we may not have sufficient funds to pay the change in control repurchase price. See "Risk Factors" under the caption "We may not have the funds necessary to repurchase the debentures for cash on specified dates or following a change in control." We may in the future incur other indebtedness with similar change in control provisions permitting its holders to accelerate or require us to repurchase our indebtedness upon the occurrence of similar events or on some specified dates. If we fail to repurchase the debentures when required following a change in control, we will be in default under the debentures.

        No debentures may be purchased by us at the option of a holder upon a change in control if the principal amount of the debentures has been accelerated and such acceleration has not been rescinded on or prior to such date.

Consolidation, Merger and Sales of Assets

        We may not (1) consolidate with or merge into any other person or sell, convey, lease or transfer our properties and assets substantially as an entirety to any other person in any one transaction or series of related transactions, or (2) permit any person to consolidate with or merge into us, unless:

  •
  in the case of a merger or consolidation, we are the surviving person or if we are not the surviving person, the surviving person formed by such consolidation or into which we are merged or the person to which our properties and assets are so transferred shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the trustee a supplemental indenture expressly assuming, in the case of a transaction involving us, the payment when due of the principal of and interest on the debentures and the performance of our other covenants under the indenture; and

  •
  in either case, immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing.

Events of Default

        Each of the following shall constitute an event of default under the indenture:

  •
  we do not pay interest on any debenture within 30 days after the due date;

  •
  we do not pay the principal or any premium of any debenture on the due date;

  •
  we, or Vornado Realty L.P. in its capacity as the guarantor of the debentures, as the case may be, remain in breach of any covenant in the indenture for the benefit of the debentures for 90 days after we or Vornado Realty L.P., as applicable, receive a written notice of default stating that we or Vornado Realty L.P., as applicable, are in breach and requiring us or Vornado Realty L.P., as applicable, to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the debentures;

  •
  we fail to deliver the amounts due upon a conversion of debentures, and that failure continues for 10 days;

  •
  our failure to provide notice of the occurrence of a change in control when required under the indenture;

  •
  we do not pay an indebtedness of $50,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or we default on an indebtedness of this amount resulting in acceleration of the indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled and such default continues for ten days after written notice of the default is sent to us. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the debentures; or

  •
  we or Vornado Realty L.P., as the case may be, file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us or Vornado Realty L.P., as the case may be, occur.

Satisfaction and Discharge

        We may discharge our and Vornado Realty L.P.'s obligations under the indenture in respect of the debentures and the related guarantee if (i) all debentures have or will become due and payable at their stated maturity within one year or (ii) all outstanding debentures are scheduled for redemption or repurchase within one year, and, in either case, we have deposited with the trustee or a paying agent an amount sufficient to pay and discharge all outstanding debentures on the date of their scheduled maturity or the date of their redemption or repurchase; provided, however, that the foregoing shall not discharge your rights to convert debentures or to have registered the transfer or exchange of debentures in accordance with the terms of the indenture.

Modification and Waiver

        In addition to those provisions of the indenture described in the accompanying prospectus that require the consent of each holder of a debenture for modification or waiver, without the consent of the holder of each debenture no modification may:

  •
  modify the provisions with respect to the holders' rights upon a change in control in a manner adverse to the holders of the debentures, including our obligations to repurchase the debentures following a change in control; or

  •
  adversely affect the holders' rights contained in the conversion or repurchase provisions of the debentures.

        In addition to those provisions of the indenture described in the accompanying prospectus that may be amended or supplemented without the approval of any holders of debentures, we may amend or supplement the indenture or waive any provision of it without the consent of any holders of debentures in some circumstances, including to increase the conversion rate or reduce the conversion price; provided that the increase or reduction, as the case may be, is in accordance with the terms of the debentures or will not adversely affect the interests of the holders of the debentures.

Calculations in Respect of the Debentures

        We will be responsible for making all calculations called for under the debentures. These calculations include, but are not limited to, determinations of the market prices of the debentures and of the Common Shares, any accrued interest payable on the debentures, and the conversion price and conversion ratio of the debentures. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the debentures. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of debentures upon the request of that holder.

Trustee

        The Bank of New York will be the trustee, registrar, conversion agent and paying agent.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debentures only after those holders have offered the trustee indemnity reasonably satisfactory to it.

        If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

        We will issue the debentures in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debentures. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        Debentures will be exchangeable for other debentures, for the same principal amount and for the same terms but only in authorized denominations in accordance with the indenture.

        Holders may present debentures for registration of transfer at the office of the security registrar or any transfer agent that we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

        We have appointed the trustee as security registrar for the debentures. We may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and converts in each place of payment. We may at any time designate additional registrars for the debentures.

        In the case of any redemption, the security registrar will not be required to register the transfer or exchange of any debentures either:

  •
  during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of the notice; or

  •
  if the debentures have been called for redemption in whole or in part, except the unredeemed portion of any debentures being redeemed in part.

Payment and Paying Agents

        Payments on the debentures will be made in United States dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder's registered address or, with respect to global debentures, by wire transfer. We will make any required interest payments to the person in whose name each debenture is registered at the close of business on the record date for the interest payment.

        The trustee will be designated as our paying agent for payments on the debentures. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on debentures that remain unclaimed for two years after the date upon which that payment became due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

        Except as otherwise described herein, notice to registered holders of the debentures will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Replacement of Debentures

        We will replace any debentures that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debentures or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed debenture, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debenture before a replacement debenture will be issued.

Book-Entry System

        The debentures will be represented by one or more global securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, DTC and be registered in the name of a nominee of DTC. Except under the circumstances described below, the debentures will not be issued in definitive form.

        Upon the issuance of a Global Security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriters with the respective principal amounts of the debentures represented by the Global Security. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debentures represented by that Global Security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have the debentures represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of the debentures in definitive form, and will not be considered the owners or holders thereof under the indenture. Principal and interest payments, if any, on the debentures registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant Global Security. None of us, the trustee, any paying agent or the registrar for the debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal or interest, if any, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant Global Security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a Global Security held through these participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

        If DTC is at any time unwilling or unable to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue the debentures in definitive form in exchange for the entire Global Security for the debentures. In addition, we may at any time and in our sole discretion determine not to have the debentures represented by a Global Security and, in such event, will issue the debentures in definitive form in exchange for the entire Global Security relating to the debentures. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of the debentures represented by the Global Security equal in principal amount to the beneficial interest and to have the debentures registered in its name. Debentures so issued in definitive form will be issued as registered debentures in denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

        The discussion below supplements the discussion under "Federal Income Tax Considerations" in the accompanying prospectus and is subject to the limitations and exceptions presented therein. Except as described below, the United States federal income tax consequences of the purchase, ownership and disposition of the debentures should be as described under "Federal Income Tax Considerations—Taxation of Holders of Most Fixed Rate Debt Securities" in the accompanying prospectus.

United States Debt Security Holders

        This subsection describes the tax consequences to a United States debt security holder (as defined in the aforementioned section of the prospectus) of holding a debenture.

Payments of Interest

        You will be taxed on interest on your debenture as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Original Issue Discount

        The debentures will be issued with original issue discount ("OID") for U.S. federal income tax purposes, based on a hypothetical maturity date of April 1, 2012. The amount of OID on a debenture will equal the excess of the "stated redemption price at maturity" of a debenture over its "issue price." For this purpose, the stated redemption price at maturity of a debenture will equal the sum of its principal amount plus all other payments thereunder, other than payments of "qualified stated interest," defined generally as stated interest that is unconditionally payable in cash or other property, other than our debt instruments, at least annually at a single fixed rate. Stated interest on the debentures will be treated as "qualified stated interest." The issue price of a debenture equals $975, which is the first price at which a substantial amount of debentures are sold for cash, excluding sales to underwriters, placement agents or wholesalers.

        Each United States debt security holder, whether reporting on the cash or accrual basis of accounting for tax purposes, will be required to include in taxable income for any particular taxable year the daily portion of the OID described in the preceding paragraph that accrues on the debenture for each day during the taxable year on which such United States debt security holder holds the debenture. Thus, a United States debt security holder would be required to include OID in income in advance of the receipt of the cash to which such OID is attributable. A daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID that accrued in such period. The "accrual period" of a debenture is generally the period between interest payments or compounding dates. The amount of OID that accrues with respect to any accrual period is the product of the debenture's "adjusted issue price" at the beginning of such accrual period and its "yield to maturity", less the amount of any qualified stated interest allocable to such accrual period. The adjusted issue price of a debenture at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments made on such debenture other than payments of qualified stated interest. The yield to maturity of the debentures generally is the discount rate that, when applied to all payments to be made under the debentures, produces a present value equal to the issue price of the debentures. For this purpose, the maturity of a debenture will be treated as April 1, 2012, the first date on which holders can require us to repurchase a debenture for cash. If in fact a holder does not require us to repurchase a debenture for cash on such date, solely for purposes of calculating OID, the debenture will be treated as retired and then reissued on such date for an amount equal to the debenture's adjusted issue price on that date.

Sale, Redemption and Other Disposition of Debentures (Other than a Conversion)

        Upon the sale, redemption or other disposition of a debenture (other than a conversion which is described below), you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, redemption or other disposition (excluding any portion attributable to accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such holder's income) and (ii) your tax basis in the debenture. Your adjusted tax basis in a debenture will generally be its cost. Capital gain of a noncorporate United States debt security holder is generally taxed at preferential rates, under current law, where the holder has a holding period greater than one year.

Conversion

        If a debenture held by you is converted to Common Shares or cash or a combination of Common Shares and cash, you will not recognize any gain or loss to the extent that you receive Common Shares in exchange for the debenture, but you will recognize any realized gain to the extent that you receive cash. Your realized gain will be measured by the difference between the value of the consideration you receive for the debenture and your tax basis in the debenture. Any gain recognized will generally be capital gain, and will be long-term capital gain if the tendered debenture has been held for more than one year. Your tax basis in any Common Shares received in exchange for a debenture (including any fractional shares for which cash is received) will be the same as your tax basis in the debenture tendered to us in exchange, decreased by the amount of any cash received in exchange for the debenture and increased by the amount of any gain you recognize on the exchange. Your holding period for Common Shares received in the exchange will include the holding period for the debenture tendered to us in the exchange.

        Cash received in lieu of a fractional Common Share upon conversion of a debenture should be treated as a payment in exchange for the fractional share. Accordingly, if the common share is a capital asset in your hands, the receipt of cash in lieu of a fractional Common Share should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share and your tax basis in the fractional share.

Constructive Dividend

        Holders of convertible debt instruments such as the debentures may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments provided in the debentures (including, without limitation, adjustments in respect of taxable dividends to Vornado Realty Trust shareholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received constructive distributions from Vornado Realty Trust, even though you have not received any cash or property as a result of such adjustments. The tax consequences of receipt of a distribution from Vornado Realty Trust are described under in the accompanying prospectus under "Federal Income Tax Considerations—Taxation of Holders of Common Shares or Preferred Shares—U.S. Shareholders". In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you.

United States Alien Debt Security Holders

        This subsection describes the tax consequences to a United States alien debt security holder (as defined under "Federal Income Tax Considerations—Taxation of Holders of Most Fixed Rate Debt Securities" in the accompanying prospectus) from the sale, conversion or redemption of debentures and from certain adjustments to the conversion price. For the tax consequences of payments of interest or principal on the debentures, please see the discussion under "Federal Income Tax Considerations—Taxation of Holders of Most Fixed Rate Debt Securities—United States Alien Debt Security Holders" in the accompanying prospectus.

Sale, Redemption or Other Disposition of Debentures (Other than a Conversion)

        Any gain realized upon the sale, redemption or other disposition of a debenture (other than a conversion) generally will not be subject to United States federal income tax (except with respect to accrued and unpaid interest, which would be taxable as described under "Federal Income Tax Considerations—Taxation of Holders of Most Fixed Rate Debt Securities—United States Alien Debt Security Holders" in the accompanying prospectus) unless:

  •
  that gain is effectively connected with the conduct of a trade or business in the United States by you;

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  the debenture constitutes a "U.S. real property interest" within the meaning of the Foreign Investment in Real Property Tax Act, or FIRPTA.

Conversion

        You will not be subject to United States federal income tax upon a conversion of your debentures to the extent you receive Common Shares upon the conversion. To the extent you receive cash upon the conversion of your debentures, you will be subject to United States federal income tax to the extent described above with respect to sales and dispositions of the debentures as a general matter.

FIRPTA

        If your debentures are treated as U.S. real property interests any gain you recognize upon the sale or other disposition of the debentures will be subject to net income tax in the United States under FIRPTA, and any purchaser of the debentures will be required to withhold and pay to the Internal Revenue Service ten percent of the amount paid in exchange for the debentures in respect of such tax. As a general matter, your debentures should not constitute U.S. real property interests so long as Vornado is a domestically-controlled REIT, defined generally as a REIT less than fifty percent in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. Vornado believes that it is and will continue to be a domestically-controlled REIT and, therefore, that FIRPTA will not apply to a sale or other disposition of the debentures. Accordingly, Vornado does not intend to withhold FIRPTA taxes from amounts payable upon a redemption or conversion of the debentures. Even if Vornado does not qualify as a domestically-controlled REIT, your debentures generally will not constitute U.S. real property interests unless (1) on the date you acquire your debentures your debentures have a fair market value greater than five percent of Vornado's common stock or (2) if the debentures are "regularly traded" on an "established securities market" within the meaning of applicable Treasury regulations, at any time during the five-year period ending on the date you dispose of your debentures, you owned more than five percent of the total fair market value of the outstanding debentures. It is not clear whether Vornado common shares owned by you will affect the calculation of the percentages described above. You are urged to consult your own tax advisor as to whether you will be subject to tax under FIRPTA upon a disposition of your debentures.

Constructive Dividend

        The conversion price is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to United States alien debt security holders of the debentures. See "—United States Debt Security Holders—Constructive Dividend" above. In such case, the deemed distribution would be subject to the rules described under "Federal Income Tax Considerations—Taxation of Holders of Common Shares or Preferred Shares—Non-U.S. Shareholders" in the accompanying prospectus.

        In the case of a deemed distribution, because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such distribution against cash payments of interest or from shares of Common Shares otherwise deliverable to a holder upon conversion of a debenture for Common Shares.

UNDERWRITING

        We, and Vornado Realty L.P., on the one hand, and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Lehman Brothers Inc. (together, the "Underwriters"), on the other hand, have entered into an underwriting agreement with respect to the debentures. Subject to certain conditions, the Underwriters have severally agreed to purchase $1,400,000,000 aggregate principal amount of the debentures at a purchase price of 98% of that aggregate principal amount as indicated in the following table:

Name	Principal Amount of Debentures
J.P. Morgan Securities Inc.	$350,000,000
Citigroup Global Markets Inc.	350,000,000
Deutsche Bank Securities Inc.	350,000,000
Lehman Brothers Inc.	350,000,000

Total	$1,400,000,000

        The Underwriters are committed to take and pay for all of the debentures being offered, if any are taken, other than the debentures covered by the option described below unless and until this option is exercised.

        The Underwriters propose to offer the debentures initially at the offering price on the cover page of this prospectus supplement. After the initial offering, they may change the public offering price, concession and the other selling terms.

        If the Underwriters sell more debentures than the total principal amount set forth above, the Underwriters have an option to buy up to an additional $210,000,000 in principal amount of debentures to cover such sales. The Underwriters may exercise that option for 30 days from the date of this prospectus supplement.

        We, Vornado Realty L.P. and our trustees and executive officers, have agreed that, during the period beginning on the date hereof and continuing until the date 30 days after the date of this prospectus supplement, and subject to limited exceptions, neither of us, our trustees or our executive officers will offer, sell, contract to sell or otherwise dispose of any Common Shares, any securities substantially similar to the debentures or the Common Shares or any securities convertible, exchangeable or exercisable for Common Shares or substantially similar securities, without the prior written consent of J.P. Morgan Securities Inc.

        In connection with the offering, the Underwriters may purchase and sell debentures and Common Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales of the debentures and the Common Shares.

        These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the debentures and the Common Shares. As a result, the price of the debentures and the Common Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The debentures are a new issue of securities with no established trading market. We have been advised by the Underwriters that they intend to make a market in the debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debentures.

        We do not intend to apply for listing of the debentures on any securities exchange or for inclusion of the debentures in any automated quotation system.

        We and Vornado Realty L.P. have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        We estimate that our portion of the total expenses of the offering will be approximately $500,000.

        The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services to us and our affiliates, for which they received or will receive customary fees and expenses. Affiliates of the Underwriters are lenders under Vornado Realty L.P.'s $1,000,000,000 revolving credit agreement.

VALIDITY OF DEBENTURES AND GUARANTEE

        The validity of the debentures and guarantee by Vornado Realty L.P. of the payments due on the debentures offered hereby will be passed upon for us and Vornado Realty L.P. by Sullivan & Cromwell LLP, New York, New York. Certain legal matters in respect of Maryland law, including the validity of the Common Shares delivered upon conversion of the debentures, if any, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Sullivan & Cromwell LLP will rely upon the opinion of Venable LLP with respect to certain matters of Maryland law.

EXPERTS

        The consolidated financial statements, the related financial statement schedules and management's report on the effectiveness of internal control over financial reporting incorporated in the accompanying prospectus by reference from Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2006 and from Vornado Realty L.P.'s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VORNADO REALTY TRUST
Debt Securities
Common Shares
Preferred Shares
Depositary Shares

VORNADO REALTY L.P.
Debt Securities
Guarantees

        Vornado Realty Trust from time to time may offer to sell debt securities, common shares and preferred shares. The debt securities of Vornado Realty Trust may be convertible into common or preferred shares of Vornado Realty Trust and the payment of principle, premium, if any, and interest on the debt securities may be fully and unconditionally guaranteed by Vornado Realty L.P. The preferred shares may either be sold separately or represented by depositary shares. Vornado Realty L.P. from time to time may offer to sell debt securities. The debt securities of Vornado Realty L.P. may be exchangeable for common or preferred shares of Vornado Realty Trust, and the preferred shares of Vornado Realty Trust may be convertible into common shares or into preferred shares of another series.

        Vornado Realty Trust and Vornado Realty L.P. may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

        Vornado Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "VNO," its Series A Preferred Shares are listed on the NYSE under the symbol "VNO Pr A," its Series E Preferred Shares are listed on the NYSE under the symbol "VNO Pr E," its Series F Preferred Shares are listed on the NYSE under the symbol "VNO Pr F", its Series G Preferred Shares are listed on the NYSE under the symbol "VNO Pr G", its Series H Preferred Shares are listed on the NYSE under the symbol "VNO Pr H" and its Series I Preferred Shares are listed on the NYSE under the symbol "VNO Pr I." Where applicable, the prospectus supplement will contain information on any listing on a securities exchange of securities covered by that prospectus supplement.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 1, 2006.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

i

AVAILABLE INFORMATION

        Vornado Realty Trust and Vornado Realty L.P. are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Vornado Realty Trust's common shares and Series A, Series E, Series F, Series G, Series H and Series I Preferred Shares are listed.

        We have filed registration statements on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statements and does not contain all of the information in the registration statements. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statements for a copy of the contract or other document. You may review a copy of the registration statements at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        Vornado Realty Trust and Vornado Realty L.P. incorporate by reference into this prospectus the following documents or information filed with the SEC:

  (1)
  Annual reports of Vornado Realty Trust and Vornado Realty L.P. on Form 10-K for the fiscal year ended December 31, 2005 (File Nos. 001-11954 and 000-22635);

  (2)
  Quarterly reports of Vornado Realty Trust on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (File No. 001-11954), filed with the SEC on May 2, 2006, August 1, 2006 and October 31, 2006, respectively;

  (3)
  Quarterly reports of Vornado Realty L.P. on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 (File No. 000-22685), filed with the SEC on May 8, 2006 and August 8, 2006, respectively;

  (4)
  Current reports on Form 8-K of Vornado Realty Trust dated March 17, 2006, April 25, 2006, May 2, 2006, June 28, 2006, August 17, 2006 and October 27, 2006 (File No. 001-11954), filed with the SEC on March 23, 2006, May 1, 2006, May 2, 2006, June 30, 2006, August 23, 2006 and October 27, 2006, respectively;

  (5)
  Current reports on Form 8-K of Vornado Realty L.P. dated March 17, 2006, April 25, 2006, May 2, 2006, June 28, 2006, August 17, 2006 and October 27, 2006 (File No. 000-22685), filed with the SEC on March 23, 2006, May 1, 2006, May 3, 2006, June 30, 2006, August 23, 2006 and October 27, 2006, respectively;

  (6)
  The description of Vornado Realty Trust's common shares contained in Vornado Realty Trust's registration statement on Form 8-B (File No. 001-11954), filed with the SEC on May 10, 1993;

  (7)
  The description of Vornado Realty Trust's Series A Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on April 3, 1997;

  (8)
  The description of Vornado Realty Trust's Series E Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on April 20, 2004;

  (9)
  The description of Vornado Realty Trust's Series F Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on November 17, 2004;

  (10)
  The description of Vornado Realty Trust's Series G Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on December 21, 2004;

  (11)
  The description of Vornado Realty Trust's Series H Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on June 16, 2005;

  (12)
  The description of Vornado Realty Trust's Series I Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on August 30, 2005; and

  (13)
  All documents filed by Vornado Realty Trust and Vornado Realty L.P. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering or after the date of the initial registration statement and before effectiveness of the registration statement, except that the information referred to in Item 402(a)(8) of Regulation S-K of the SEC is not incorporated by reference into this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our corporate secretary, 888 Seventh Avenue, New York, New York 10019, telephone (212) 894-7000. Alternatively, copies of these documents may be available on our website (www.vno.com). Any other documents available on our website are not incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference in it, contains forward-looking statements with respect to our financial condition, results of operations and business. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as "incorporation by reference." You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions in this prospectus or the documents incorporated by reference. Unless the context otherwise requires or as otherwise specified, references in this prospectus to "Vornado," "we," "us" or "our" refer to Vornado Realty Trust and its subsidiaries, including Vornado Realty L.P., except where we make clear that we mean only the parent company, Vornado Realty Trust. In addition, we sometimes refer to Vornado Realty L.P. as the "Operating Partnership."

        These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, those listed under the caption "Risk Factors" in the Annual Reports on Form 10-K and, to the extent applicable, the Quarterly Reports on Form 10-Q of each of Vornado Realty Trust and the Operating Partnership, and any applicable prospectus supplement, as well as the following possibilities:

  •
  national, regional and local economic conditions;

  •
  consequences of any armed conflict involving, or terrorist attack against, the United States;

  •
  our ability to secure adequate insurance;

  •
  local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

  •
  competition from other available space;

  •
  whether tenants and users such as customers and shoppers consider a property attractive;

  •
  the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

  •
  whether we are able to pass some or all of any increased operating costs through to our tenants;

  •
  how well we manage our properties;

  •
  fluctuations in interest rates;

  •
  changes in real estate taxes and other expenses;

  •
  changes in market rental rates;

  •
  the timing and costs associated with property improvements and rentals;

  •
  changes in taxation or zoning laws;

  •
  government regulation;

  •
  Vornado Realty Trust's failure to continue to qualify as a real estate investment trust;

  •
  availability of financing on acceptable terms or at all;

  •
  potential liability under environmental or other laws or regulations; and

  •
  general competitive factors.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or, if applicable, the date of the applicable document incorporated by reference.

        All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. For more information on the uncertainty of forward-looking statements, see "Risk Factors" in the Annual Reports on Form 10-K and, to the extent applicable, the Quarterly Reports on Form 10-Q, of each of Vornado Realty Trust and the Operating Partnership and any applicable prospectus supplement.

VORNADO REALTY TRUST AND VORNADO REALTY L.P.

        Vornado Realty Trust is a fully-integrated real estate investment trust organized under the laws of Maryland. Vornado conducts its business through, and substantially all of its interests in properties are held by, Vornado Realty L.P. Vornado Realty Trust is the sole general partner of, and owned approximately 89.7% of the common limited partnership interest in, Vornado Realty L.P. as of September 30, 2006.

        Vornado Realty Trust, through Vornado Realty L.P., currently owns directly or indirectly:

  •
  Office Properties:

  —
  all or portions of 115 office properties aggregating approximately 31.1 million square feet in the New York City metropolitan area (primarily Manhattan) and in the Washington, D.C. and Northern Virginia area;

  •
  Retail Properties:

  —
  122 retail properties in nine states and Puerto Rico aggregating approximately 17.8 million square feet, including 3.1 million square feet built by tenants on land leased from Vornado;

  •
  Merchandise Mart Properties:

  —
  9 properties in six states aggregating approximately 9.1 million square feet of showroom and office space, including the 3.4 million square foot Merchandise Mart in Chicago;

  •
  Temperature Controlled Logistics:

  —
  a 47.6% interest in Americold Realty Trust, which owns and operates 86 cold storage warehouses nationwide;

  •
  Toys "R" Us, Inc.:

  —
  a 32.9% interest in Toys "R" Us, Inc. which owns and/or operates 1,305 stores worldwide, including 587 toy stores and 245 Babies "R" Us stores in the United States and 473 toy stores internationally;

  •
  Other Real Estate Investments:

  —
  33% of the outstanding common stock of Alexander's, Inc.;

  —
  the Hotel Pennsylvania in New York City consisting of a hotel portion containing 1.0 million square feet with 1,700 rooms and a commercial portion containing 400,000 square feet of retail and office space;

  —
  a 15.8% interest in The Newkirk Master Limited Partnership (the limited partnership units are exchangeable on a one-for-one basis into common shares of Newkirk Realty Trust (NYSE: NKT) after an IPO blackout period that expires on November 7, 2006) which owns office, retail and industrial properties net leased primarily to credit rated tenants, and various debt interests in such properties;

  —
  mezzanine loans to real estate related companies; and

  —
  interests in other real estate including a 13.5% interest in GMH Communities L.P. (the limited partnership units are exchangeable on a one-for-one basis into common shares of GMH Communities Trust (NYSE: GCT)) which owns and manages student and military housing properties throughout the United States; seven dry warehouse/industrial properties in New Jersey containing approximately 1.5 million square feet; other investments and marketable securities.

        Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 894-7000.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED SHARE DIVIDEND REQUIREMENTS

        Vornado Realty Trust's consolidated ratios of earnings to combined fixed charges and preference dividends for each of the fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005 and the nine months ended September 30, 2006 are as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	2001	2002	2003	2004	2005	2006
Ratio of earnings to combined fixed charges and preference dividends (unaudited)	1.53	1.67	1.86	2.32	2.08	1.73

        For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        Vornado Realty L.P.'s consolidated ratios of earnings to fixed charges for each of the fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005 and the nine months ended September 30, 2006 are as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	2001	2002	2003	2004	2005	2006
Ratio of earnings to combined fixed charges and preference dividends (unaudited)	1.76	1.89	2.08	2.51	2.11	1.76

        For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

USE OF PROCEEDS

        Vornado Realty Trust is required by the terms of the partnership agreement of Vornado Realty L.P. to contribute the net proceeds of any sale of common shares, preferred shares or depositary shares to Vornado Realty L.P. in exchange for additional units or preferred units, as the case may be. If Vornado Realty Trust issues any debt securities, it may lend those proceeds to Vornado Realty L.P. As will be more fully described in the applicable prospectus supplement, Vornado Realty Trust and Vornado Realty L.P. intend to use the net proceeds from the sale of securities for general trust or partnership purposes or other uses. These other uses may include, among others, the funding of an acquisition or the repayment of indebtedness.

DESCRIPTION OF DEBT SECURITIES

  Please note that in this section entitled "Description of Debt Securities," references to "the issuer," "we," "our" and "us" refer either to Vornado Realty Trust or to Vornado Realty L.P., as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise. Also, in this section, references to "holders" mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance."

Debt Securities May Be Senior or Subordinated

        Vornado Realty Trust and Vornado Realty L.P. may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Vornado Realty Trust, Vornado Realty L.P. or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Vornado Realty Trust or Vornado Realty L.P., as the case may be.

        Neither any limited or general partner of Vornado Realty L.P., including Vornado Realty Trust, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of Vornado Realty L.P. or of any successor of any limited or general partner of Vornado Realty L.P. has any obligation for payment of debt securities or for any of Vornado Realty Trust's or Vornado Realty L.P.'s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities. This waiver and release will not apply to the liability of Vornado Realty L.P. solely in its capacity of guarantor of any series of debt securities of Vornado Realty Trust and solely to the extent of any such guarantee.

        The senior debt securities of Vornado Realty Trust and the senior debt securities of Vornado Realty L.P. will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of Vornado Realty Trust's or Vornado Realty L.P.'s, as the case may be, other senior unsecured and unsubordinated debt.

        The subordinated debt securities of Vornado Realty Trust and the subordinated debt securities of Vornado Realty L.P. will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of Vornado Realty Trust's or Vornado Realty L.P.'s "senior indebtedness," as defined in the applicable subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of Vornado Realty Trust' or Vornado Realty L.P.'s, as the case may be, most recent fiscal quarter. As of September 30, 2006, Vornado Realty Trust had not issued any indebtedness that constituted senior indebtedness. As of September 30, 2006, $1,700,000,000 aggregate principal amount of Vornado Realty L.P.'s total indebtedness constituted senior indebtedness. None of the indentures limit Vornado Realty Trust's or Vornado Realty L.P.'s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.

        Vornado Realty Trust senior indebtedness will be structurally subordinate to the indebtedness of Vornado Realty L.P., (unless Vornado Realty L.P. guarantees such indebtedness and solely to the extent of any such guarantee), and will be structurally subordinate to the indebtedness of the subsidiaries of Vornado Realty L.P. Vornado Realty L.P.'s senior indebtedness is, and any additional senior indebtedness of Vornado Realty L.P. will be, structurally subordinate to the indebtedness of Vornado Realty L.P.'s subsidiaries and will be structurally senior to any indebtedness of Vornado Realty Trust, unless Vornado Realty L.P. guarantees such indebtedness of Vornado Realty Trust. See—"Vornado Realty Trust's and Vornado Realty L.P.'s Debt Securities Are Structurally Subordinated to Indebtedness of Vornado Realty L.P. and Vornado Realty L.P.'s Subsidiaries" below.

        When we refer to "senior debt securities" in this prospectus, we mean both the senior debt securities of Vornado Realty Trust and the senior debt securities of Vornado Realty L.P., unless the context requires otherwise. When we refer to "subordinated debt securities" in this prospectus, we mean both the subordinated debt securities of Vornado Realty Trust and the subordinated debt securities of Vornado Realty L.P., unless the context requires otherwise. When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture of Vornado Realty L.P.

        The senior debt securities and the subordinated debt securities of Vornado Realty L.P. are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Vornado Realty L.P. and The Bank of New York, which will initially act as trustee. These indentures governing the debt securities of Vornado Realty L.P. are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        See "—Vornado Realty Trust's and Vornado Realty L.P.'s Relationship with the Trustee" below for more information about the trustee.

        When we refer to the indenture or the trustee with respect to any debt securities of Vornado Realty L.P., we mean the indenture under which those debt securities are issued and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of Vornado Realty Trust

        The senior debt securities and the subordinated debt securities of Vornado Realty Trust are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Vornado Realty Trust as the issuer of the debt securities, Vornado Realty L.P. as the guarantor of the debt securities, if applicable, and The Bank of New York, which will initially act as trustee. These indentures governing the debt securities of Vornado Realty Trust are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

        Vornado Realty L.P. may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of Vornado Realty Trust. See "Description of Vornado Realty L.P. Guarantee" below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

        The trustee under each indenture has two main roles:

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  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

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  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        See "—Vornado Realty Trust's and Vornado Realty L.P.'s Relationship with the Trustee" below for more information about the trustee.

        When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Vornado Realty Trust, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities and the trustee under that indenture.

We May Issue Many Series of Debt Securities

        We may issue as many distinct series of debt securities under a debt indenture as we wish. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series including any additional terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

  As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in the accompanying prospectus supplement and, if applicable, that description may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

        None of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities do not limit either Vornado Realty Trust's or Vornado Realty L.P.'s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, neither Vornado Realty Trust nor Vornado Realty L.P. are subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

        The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

        When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Vornado Realty Trust's and Vornado Realty L.P.'s Debt Securities Are Structurally Subordinated to Indebtedness of Vornado Realty L.P. and Vornado Realty L.P.'s Subsidiaries

        Vornado Realty Trust's indebtedness is structurally subordinate to debt of Vornado Realty L.P., except to the extent of any guarantee of such indebtedness by Vornado Realty L.P. In addition, because Vornado Realty Trust's assets consist principally of interests in Vornado Realty L.P. and because Vornado Realty L.P.'s assets consist principally of interests in the subsidiaries through which we own our properties and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. Furthermore, because some of our subsidiaries are partnerships in which we are a general partner, we may be liable for their obligations. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries' obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

This Section Is Only a Summary

        The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statements. See "Available Information" above for information on how to obtain copies of them.

        This section and your prospectus supplement summarize all the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

Governing Law

        The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.

Currency of Debt Securities

        Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a "specified currency." The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below in "—Payment Mechanics for Debt Securities."

Form of Debt Securities

        We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance."

        In addition, we will issue each debt security in fully registered form, without coupons.

Types of Debt Securities

        We may issue any of the following types of senior debt securities or subordinated debt securities:

  Fixed Rate Debt Securities

        A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. See "—Original Issue Discount Debt Securities" below for more information about zero coupon and other original issue discount debt securities.

        Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under "—Payment Mechanics for Debt Securities."

  Floating Rate Debt Securities

        A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

        Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged. We will pay interest on each interest payment date and at maturity as described below under "—Payment Mechanics for Debt Securities."

        Calculation of Interest.    Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

        All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

  Indexed Debt Securities

        A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

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  securities of one or more issuers;

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  one or more currencies;

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  one or more commodities;

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  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

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  one or more indices or baskets of the items described above.

        If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

        If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to the price or value of that index. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security. The calculation agent may exercise significant discretion in determining such amounts.

Original Issue Discount Debt Securities

        A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The U.S. federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement

        A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

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  whether the issuer of the debt securities is Vornado Realty Trust or Vornado Realty L.P.;

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  the title of the debt securities;

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  whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

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  any limit on the aggregate principal amount of the debt securities of the same series;

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  the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

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  the stated maturity;

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  the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;

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  the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

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  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

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  if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates;

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  the regular record date for any interest payable on any interest payment date;

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  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

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  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

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  if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

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  any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

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  if the debt securities may be converted, in the case of debt securities of Vornado Realty Trust, or exchanged, in the case of debt securities of Vornado Realty L.P., for common or preferred shares of Vornado Realty Trust or other securities, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the amount of common or preferred shares issuable upon conversion or exchange may be adjusted or calculated according to the market price of Vornado Realty Trust common or preferred shares or such other securities;

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  if the debt securities are original issue discount debt securities, the yield to maturity;

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  if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

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  if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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  if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

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  the applicability of any provisions described under "—Defeasance and Covenant Defeasance";

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  the depositary for the debt securities, if other than DTC, and any circumstances under which the holder may request securities in non-global form;

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  the applicability of any provisions described under "—Default, Remedies and Waiver of Default";

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  any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described under "—Covenants";

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  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

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  the U.S. federal income tax consequences to holders of fixed rate debt securities that are zero coupon or original issue discount debt securities, floating rate debt securities, indexed debt securities or original issue discount debt securities;

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  if the debt securities are issued by Vornado Realty Trust, whether Vornado Realty L.P. will guarantee the due and punctual payment of principal of, premium, if any, and interest on the debt securities and the extent of any such guarantee; and

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  any other terms of the debt securities or any applicable guarantee, which could be different from those described in this prospectus.

Redemption and Repayment

        Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

        If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

        If we redeem less than all the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

        If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

        If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder's option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

        If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "—Notices."

        If a debt security represented by a global debt security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

  Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        Each of Vornado Realty L.P. and Vornado Realty Trust are generally permitted to merge or consolidate with another entity. Each of Vornado Realty L.P. and Vornado Realty Trust are also permitted to sell their assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the issuer of the debt securities, whether Vornado Realty Trust or Vornado Realty L.P., as the case may be, may not take any of these actions unless all the following conditions are met:

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  If the successor entity in the transaction is not the issuer, the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of the issuer under the debt securities of that series and the indenture with respect to that series.

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  Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

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  The issuer or the successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, properties or assets of the issuer, would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture.

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  The issuer and the guarantor, if applicable, have delivered to the trustee an officers' certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

        If the conditions described above are satisfied with respect to the debt securities of any series, Vornado Realty Trust or Vornado Realty L.P., as the case may be, as issuer of those debt securities, will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the issuer of those debt securities wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer of those debt securities will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the issuer but in which the issuer does not merge or consolidate and any transaction in which the issuer sells less than substantially all of its assets.

        Any limitation applicable to the ability of Vornado Realty L.P., in its capacity as guarantor of debt securities of any series of Vornado Realty Trust, to participate in any of the actions described above will be set forth in the prospectus supplement for such series of debt securities.

Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit the issuer of the subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer's senior debt, as defined in the subordinated debt indenture, including all debt securities the issuer has issued and will issue under the senior debt indenture.

        The subordinated debt indenture defines "senior debt" as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations the issuer, as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, "interest" includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, "indebtedness of the issuer" includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, "indebtedness of the issuer" for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

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  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;

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  in the event of any liquidation, dissolution or other winding up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

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  in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;

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  if any subordinated debt securities of issuer have been declared due and payable before their stated maturity; or

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  (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

        The following covenants apply to Vornado Realty Trust or Vornado Realty L.P., as applicable, with respect to the debt securities of each series it issues unless otherwise specified in the applicable prospectus supplement. As used in this section, "we" refers to either Vornado Realty Trust or Vornado Realty L.P., as issuer of the applicable debt securities.

        Maintenance of Properties.    We must maintain all properties used in our business in good condition. However, we may discontinue the maintenance or operation of any of our properties if in our judgment, discontinuance is desirable in the conduct of our business and is not disadvantageous in any material respect to the holders of debt securities.

        Insurance.    We must keep all of our insurable properties insured against loss or damage with insurers of recognized responsibility. The insurance must be in commercially reasonable amounts and types.

        Existence.    Except as described under "-Mergers and Similar Transactions," we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

        Payment of Taxes and Other Claims.    We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    We will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file with the SEC information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC such reports, if any, as may be prescribed by the SEC at such time.

        Additional covenants described in the applicable prospectus supplement may apply to the issuer of the debt securities and, if applicable, Vornado Realty L.P. in its capacity as guarantor of debt securities of Vornado Realty Trust, with respect to a particular series of debt securities.

Defeasance and Covenant Defeasance

        The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security, and any applicable guarantee, if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

        Full Defeasance.    If there is a change in U.S. federal tax law, as described below, we can legally release ourselves and any guarantor from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

  •
  The issuer of your debt securities must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

  •
  (a) No event of default under the indenture applicable to such debt securities may have occurred and be continuing and (b) no event of default described in the sixth bullet point under "—Default, Remedies and Waiver of Default—Events of Default" may have occurred and be continuing at any time during the 90 days following the deposit in trust;

  •
  There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders of the debt securities to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

  •
  We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

        If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

        Covenant Defeasance.    Under current U.S. federal tax law, we can make the same type of deposit described above and we and any guarantor will be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.

        If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

  •
  The requirement to secure the debt securities equally and ratably with all new indebtedness of the issuer of your debt securities in the event of a consolidation;

  •
  The covenants regarding existence, maintenance of properties, payment of taxes and other claims, insurance and provision of financial information applicable to us or the guarantor, if applicable;

  •
  Any additional covenants that your prospectus supplement states are applicable to your debt security; and

  •
  The events of default resulting from a breach of covenants, described below in the fourth, fifth and seventh bullet points under "—Default, Remedies and Waiver of Default—Events of Default."

        If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

        Events of Default.    Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  The issuer of your debt securities does not pay interest on any debt security of that series within 30 days after the due date;

  •
  The issuer of your debt securities does not pay the principal or any premium of any debt security of that series on the due date;

  •
  The issuer of your debt securities does not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

  •
  The issuer of your debt securities or the guarantor of your debt securities, if applicable, remains in breach of any covenant it makes in the indenture for the benefit of the relevant series for 90 days after it receives a written notice of default stating that it is in breach and requiring it to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  The issuer of your debt securities does not pay an indebtedness of $50,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or we default on an indebtedness of this amount resulting in acceleration of the indebtedness, in either case within ten days after written notice of the default is sent to us. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  The issuer of your debt securities or, if applicable, the guarantor of your debt securities, files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, the guarantor of your debt securities, occur; or

  •
  If your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

  Remedies If an Event of Default Occurs

  If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the issuer of your debt securities the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security or any guarantee, all of the following must occur:

  •
  The holder of your debt security must give the trustee written notice of a continuing event of default;

  •
  The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  The trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

        Waiver of Default.    The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.

        Annual Provision of Information to the Trustee About Defaults.    The issuer, and if the due and punctual payment of principal of, and interest on one or more series of debt securities is guaranteed, the guarantor, will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge the issuer and the guarantor, if applicable, are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

  Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under "Legal Ownership and Book-Entry Issuance."

Changes of the Indentures Requiring Each Holder's Approval

        There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

  •
  change the stated maturity for any principal or interest payment on a debt security;

  •
  reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

  •
  change the currency of any payment on a debt security;

  •
  change the place of payment on a debt security;

  •
  impair a holder's right to sue for payment of any amount due on its debt security;

  •
  modify or affect in any adverse manner the terms and conditions of the obligations of Vornado Realty L.P. in respect of its guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund or additional amounts with respect to any guaranteed debt securities of Vornado Realty Trust;

  •
  reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

  •
  reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

  •
  change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Modification of Subordination Provisions

        Neither Vornado Realty Trust nor Vornado Realty L.P. may amend the subordinated debt indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Vornado Realty Trust nor Vornado Realty L.P. may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect the outstanding subordinated debt securities it has issued of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Changes of the Indentures Not Requiring Approval

        Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities or any guarantees of that series to be issued under the applicable indenture after the changes take effect or to add a guarantee to any outstanding debt securities not guaranteed or to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded.

        We may also make changes or obtain waivers that do not adversely affect a particular debt security or the guarantee of that debt security, even if they affect other debt securities and guarantees. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes of the Indentures Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

  •
  If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

  •
  If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

        In each case, the required approval must be given by written consent.

        The same majority approval would be required for us or the guarantor, if applicable, to obtain a waiver of any of the applicable covenants in the indenture. The covenants include the promises we or the guarantor, if applicable, make about merging and similar transactions, which are described above under "—Mergers and Similar Transactions." If the requisite holders approve a waiver of a covenant, neither we nor the guarantor, as the case may be, will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that cannot be changed without the approval of the holder of that debt security as described above in "—Changes of the Indentures Requiring Each Holder's Approval," unless that holder approves the waiver.

  Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

        When holders take any action under a debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

  Only Outstanding Debt Securities Are Eligible

        Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

  •
  if it has been surrendered for cancellation or cancelled;

  •
  if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

  •
  if we have fully defeased it as described above under "—Defeasance and Covenant Defeasance—Full Defeasance";

  •
  if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

  •
  if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

  Eligible Principal Amount of Some Debt Securities

        In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

  •
  For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

  •
  For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

  •
  For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

  Determining Record Dates for Action by Holders

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

        Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form; and

  •
  in denominations of $1,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If a debt security is issued as a global debt security, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for common or preferred shares of Vornado Realty Trust, the rules governing that type of conversion or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

  Who Receives Payment?

        If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under "—Payment and Record Dates for Interest." If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear and Clearstream, as applicable.

  Payment and Record Dates for Interest

        Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day," as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

        Business Day.    The term "business day" means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

  How We Will Make Payments Due in U.S. Dollars

        We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

        Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled "Legal Ownership and Book-Entry Issuance—What Is a Global Security?"

        Payments on Non-Global Debt Securities.    We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

  Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

  How We Will Make Payments Due in Other Currencies

        We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

        Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form. We understand that DTC's policies, as currently in effect, are as follows.

        Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

  •
  on or before the applicable regular record date, in the case of a payment of interest; or

  •
  on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

        Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

        DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

        If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

        If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "—Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

  Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

        Payments on Non-Global Debt Securities.    Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

        If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

        Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

  Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

        Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent's discretion.

        A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

        When the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

        The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

        Exchange Rate Agent.    If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

  Payment When Offices Are Closed

        If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "—Payment and Record Dates for Interest."

  Paying Agent

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

  Unclaimed Payments

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

  Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Vornado Realty Trust's and Vornado Realty L.P.'s Relationship with the Trustee

        The Bank of New York has provided commercial banking and other services for Vornado Realty Trust, Vornado Realty L.P. and its affiliates in the past and may do so in the future.

        The Bank of New York is initially serving as the trustee for the senior debt securities and the subordinated debt securities. We may appoint other parties to serve as trustee or co-trustee as may be indicated in the applicable prospectus supplement. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and the issuer of the debt securities would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving the issuer of the debt securities default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF VORNADO REALTY L.P. GUARANTEE

        Vornado Realty L.P. may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Vornado Realty Trust, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture. In case of the failure of Vornado Realty Trust punctually to pay any principal, premium or interest on any guaranteed debt security, Vornado Realty L.P. will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Vornado Realty Trust. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by Vornado Realty L.P. will be of payment only and not of collection.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST OF VORNADO REALTY TRUST

  The following descriptions of the material terms of the shares of beneficial interest of Vornado Realty Trust are only a summary and are subject to, and qualified in their entirety by reference to, the more complete descriptions of the shares in the following documents: (a) Vornado Realty Trust's amended and restated declaration of trust, including the articles supplementary for each series of preferred shares, and (b) its amended and restated bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. Please note that in this section entitled "Description of Shares of Beneficial Interest of Vornado Realty Trust," references to "Vornado," "we," "our" and "us" refer only to Vornado Realty Trust and not to its subsidiaries or Vornado Realty L.P. unless the context requires otherwise.

        For Vornado to maintain its qualification as a REIT under the Internal Revenue Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Accordingly, the declaration of trust contains provisions that restrict the ownership and transfer of shares of beneficial interest.

        The declaration of trust authorizes the issuance of up to 620,000,000 shares, consisting of 200,000,000 common shares of beneficial interest, $.04 par value per share, 110,000,000 preferred shares of beneficial interest, no par value per share, and 310,000,000 excess shares of beneficial interest, $.04 par value per share.

Description of Preferred Shares of Vornado Realty Trust

        The following is a description of the material terms and provisions of our preferred shares. The particular terms of any series of preferred shares will be described in the applicable prospectus supplement, which will supplement the information below.

        The description of the material terms of Vornado's preferred shares contained in this prospectus is only a summary and is qualified in its entirety by the provisions of the declaration of trust, which includes the articles supplementary relating to each series of the preferred shares, which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or before the time of issuance of the series of preferred shares.

        As of September 30, 2006, the declaration of trust authorizes the issuance of 110,000,000 preferred shares. Of the authorized 110,000,000 preferred shares, Vornado has designated:

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  5,789,400 as $3.25 Series A Convertible Preferred Shares;

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  3,500,000 as Series D-1 8.5% Cumulative Redeemable Preferred Shares;

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  549,336 as 8.375% Series D-2 Cumulative Redeemable Preferred Shares;

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  8,000,000 as Series D-3 8.25% Cumulative Redeemable Preferred Shares;

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  5,000,000 as Series D-4 8.25% Cumulative Redeemable Preferred Shares;

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  7,480,000 as Series D-5 8.25% Cumulative Redeemable Preferred Shares;

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  1,000,000 as Series D-6 8.25% Cumulative Redeemable Preferred Shares;

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  7,200,000 as Series D-7 8.25% Cumulative Redeemable Preferred Shares;

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  360,000 as Series D-8 8.25% Cumulative Redeemable Preferred Shares;

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  1,800,000 as Series D-9 8.25% Cumulative Redeemable Preferred Shares;

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  4,800,000 as Series D-10 7.00% Cumulative Redeemable Preferred Shares;

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  2,200,000 as Series D-11 7.20% Cumulative Redeemable Preferred Shares;

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  800,000 as Series D-12 6.55% Cumulative Redeemable Preferred Shares;

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  4,000,000 as Series D-14 6.75% Cumulative Redeemable Preferred Shares;

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  1,800,000 as Series D-15 6.875% Cumulative Redeemable Preferred Shares;

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  3,450,000 as 7.00% Series E Cumulative Redeemable Preferred Shares;

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  6,000,000 as 6.75% Series F Cumulative Redeemable Preferred Shares;

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  9,200,000 as 6.625% Series G Cumulative Redeemable Preferred Shares;

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  4,600,000 as 6.750% Series H Cumulative Redeemable Preferred Shares; and

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  12,050,000 as 6.625% Series I Cumulative Redeemable Preferred Shares.

        As of September 30, 2006, 152,351 Series A Preferred Shares, 1,600,000 Series D-10 Preferred Shares, 3,000,000 Series E Preferred Shares, 6,000,000 Series F Preferred Shares, 8,000,000 Series G Preferred Shares, 4,500,000 Series H Preferred Shares and 10,800,000 Series I Preferred Shares were outstanding. No Series D-1, Series D-2, Series D-3, Series D-4, Series D-5, Series D-6, Series D-7, Series D-8, Series D-9, Series D-11, Series D-12, D-14 or D-15 Preferred Shares were issued and outstanding as of September 30, 2006. Shares of each of these series may be issued in the future upon redemption of preferred units of limited partnership interest of Vornado Realty L.P. of a corresponding series that were issued and outstanding as of September 30, 2006.

        The preferred shares authorized by our declaration of trust may be issued from time to time in one or more series in the amounts and with the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as may be fixed by the board of trustees. Under certain circumstances, the issuance of preferred shares could have the effect of delaying, deferring or preventing a change of control of Vornado and may adversely affect the voting and other rights of the holders of common shares. The declaration of trust authorizes the board of trustees to classify or reclassify, in one or more series, any unissued preferred shares and to reclassify any unissued shares of any series of preferred shares by setting or changing the number of preferred shares constituting the series and the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the preferred shares.

        The preferred shares have the dividend, liquidation, redemption and voting rights described below, as supplemented in the applicable prospectus supplement relating to each particular series of the preferred shares. The applicable prospectus supplement will describe the following terms of the series of preferred shares:

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  the title of the preferred shares and the number of shares offered;

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  the amount of liquidation preference per share;

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  the initial public offering price at which the preferred shares will be issued;

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  the dividend rate or method of calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate, if any;

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  any redemption or sinking fund provisions;

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  any conversion or exchange rights;

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  any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, limitations and restrictions;

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  any listing of the preferred shares on any securities exchange;

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  the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Vornado;

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  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Vornado; and

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  any limitations on direct, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of Vornado as a REIT.

The applicable prospectus supplement may also include a discussion of federal income tax considerations applicable to the preferred shares.

        The preferred shares will be issued in one or more series. The preferred shares, upon issuance against full payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and non-assessable. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance.

  Rank

        With respect to dividend rights and rights upon liquidation, dissolution or winding up of Vornado, the preferred shares will rank senior to our common shares and excess shares created when our ownership limits are breached as described under "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" below, other than certain excess shares resulting from the conversion of preferred shares, and to all other classes and series of equity securities of Vornado now or later authorized, issued or outstanding, other than any classes or series of equity securities of Vornado that by their terms specifically rank equal or senior to the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of Vornado. We refer to the common shares and the other classes and series of equity securities to which the preferred shares rank senior as to dividend rights and rights upon liquidation, dissolution or winding up of Vornado as the "junior stock"; we refer to equity securities of Vornado that by their terms rank equal to the preferred shares as the "parity stock"; and we refer to equity securities of Vornado that by their terms rank senior to the preferred shares as the "senior stock." The preferred shares are junior to all outstanding debt of Vornado. We may create and issue senior stock, parity stock and junior stock to the extent not expressly prohibited by the declaration of trust.

  Dividends

        Holders of our preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by Vornado out of our assets legally available for payment, dividends or distributions in cash, property or other assets of Vornado or in securities of Vornado or from any other source as our board of trustees in its discretion determines and at the dates and annual rate per share as described in the applicable prospectus supplement. This rate may be fixed or variable or both. Each authorized dividend is payable to holders of record as they appear at the close of business on the books of Vornado on the record date, not more than 30 calendar days preceding the payment date, as determined by our board of trustees.

        These dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred shares are noncumulative and if our board of trustees fails to authorize a dividend in respect of a dividend period with respect to that series, then holders of these preferred shares will have no right to receive a dividend in respect of that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are authorized and payable on any future dividend payment dates. If dividends of a series of preferred shares are cumulative, the dividends on those shares will accrue from and after the date stated in the applicable prospectus supplement.

        No full dividends may be authorized or paid or set apart for payment on preferred shares of any series ranking, as to dividends, on a parity with or junior to the series of preferred shares offered by the applicable prospectus supplement for any period unless full dividends for the immediately preceding dividend period on the preferred shares, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred shares are cumulative, have been or contemporaneously are authorized and paid or authorized and a sum sufficient for payment is set apart for payment. When dividends are not paid in full, or a sum sufficient for the full payment is not set apart, upon the preferred shares offered by the applicable prospectus supplement and any other preferred shares ranking on a parity as to dividends with those preferred shares, dividends upon those preferred shares and dividends on the other preferred shares must be authorized proportionately so that the amount of dividends authorized per share on those preferred shares and the other preferred shares in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on those preferred shares, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on those preferred shares are cumulative, and accrued dividends, including required or permitted accumulations, if any, on shares of the other preferred shares, bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment(s) on preferred shares that are in arrears. Unless full dividends on the series of preferred shares offered by the applicable prospectus supplement have been authorized and paid or set apart for payment for the immediately preceding dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred shares are cumulative:

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  no cash dividend or distribution, other than in shares of junior stock, may be authorized, set aside or paid on the junior stock;

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  we may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of junior stock, or pay any monies into a sinking fund for the redemption of any shares, except by conversion into or exchange for junior stock; and

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  we may not, directly or indirectly, repurchase, redeem or otherwise acquire any preferred shares or parity stock, or pay any monies into a sinking fund for the redemption of any shares, otherwise than in accordance with proportionate offers to purchase or a concurrent redemption of all, or a proportionate portion, of the outstanding preferred shares and shares of parity stock, except by conversion into or exchange for junior stock.

        Any dividend payment made on a series of preferred shares will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series.

  Redemption

        The terms, if any, on which preferred shares of any series may be redeemed will be described in the applicable prospectus supplement.

  Liquidation

        If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of a series of our preferred shares will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of our common shares, excess shares, other than certain excess shares resulting from the conversion of preferred shares, or any junior stock, to receive a liquidating distribution in the amount of the liquidation preference per share stated in the applicable prospectus supplement plus accrued and unpaid dividends for the then-current dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the series of preferred shares are cumulative. If the amounts available for distribution with respect to our preferred shares and all other outstanding parity stock are not sufficient to satisfy the full liquidation rights of all the outstanding preferred shares and parity stock, then the holders of each series of the stock will share ratably in the distribution of assets in proportion to the full respective preferential amount, which in the case of preferred shares may include accumulated dividends, to which they are entitled. After payment of the full amount of the liquidation distribution, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by us.

        Vornado is organized as a Maryland real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. Title 8 does not contain any specific provisions on the power of a Maryland real estate investment trust to make distributions, including dividends, to its shareholders. It is possible that a Maryland court may look to the Maryland General Corporation Law for guidance on matters, such as the making of distributions to shareholders, not covered by Title 8. The MGCL requires that, after giving effect to a distribution, (1) the corporation must be able to pay its debts as they become due in the usual course of business and (2) the corporation's total assets must at least equal the sum of its total liabilities plus the preferential rights on dissolution of shareholders whose rights on dissolution are superior to those shareholders receiving the distribution. However, the MGCL also provides that the charter of the corporation may provide that senior dissolution preferences will not be included with liabilities for purposes of determining amounts available for distribution. The applicable articles supplementary may include a similar provision. The Articles Supplementary for the Series A Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares and Series I Preferred Shares each contain such a provision.

  Voting

        The preferred shares of a series will not be entitled to vote, except as described below or in the applicable prospectus supplement. Without the affirmative vote of a majority of the preferred shares then outstanding, voting separately as a class together with any parity stock, we may not:

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  increase or decrease the aggregate number of authorized shares of the class or any security ranking senior to the preferred shares;

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  increase or decrease the par value of the shares of the class; or

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  alter or change the voting or other powers, preferences or special rights of the class so as to affect them adversely.

        An amendment that increases the number of authorized shares of the class or authorizes the creation or issuance of other classes or series of junior stock or parity stock, or substitutes the surviving entity in a merger, consolidation, reorganization or other business combination for Vornado, will not be considered to be an adverse change.

  No Other Rights

        The shares of a series of preferred shares will not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption except as described above or in the applicable prospectus supplement, the declaration of trust and in the applicable articles supplementary or as otherwise required by law.

  Registrar and Transfer Agent

        The registrar and transfer agent for each series of preferred shares will be American Stock Transfer & Trust Company, New York, New York, unless a different transfer agent is named in the applicable prospectus supplement.

  Restrictions on Ownership

        As discussed below, for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Therefore, the declaration of trust contains, and the articles supplementary for each series of preferred shares may contain, provisions restricting the ownership and transfer of the preferred shares.

        Our declaration of trust contains a preferred shares beneficial ownership limit that restricts shareholders from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding preferred shares of any series. The attribution rules which apply for purposes of the common shares beneficial ownership limit also apply for purposes of the preferred shares beneficial ownership limit. For more information about these attribution rules, see "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares." Investors should be aware that events other than a purchase or other transfer of preferred shares may result in ownership, under the applicable attribution rules of the Code, of preferred shares in excess of the preferred shares beneficial ownership limit. We urge investors to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

        Holders of preferred shares are also subject to the constructive ownership limit, which restricts them from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding shares of any series. See "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" below for more information about the constructive ownership limit.

        The attribution rules that apply for purposes of the constructive ownership limit differ from those that apply for purposes of the preferred shares beneficial ownership limit. See "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" for more information about these attribution rules. Investors should be aware that events other than a purchase or other transfer of preferred shares may result in ownership, under the applicable attribution rules of the Code, of preferred shares in excess of the constructive ownership limit. We urge investors to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

        The declaration of trust provides that a transfer of preferred shares that would otherwise result in ownership, under the applicable attribution rules of the Internal Revenue Code, of preferred shares in excess of the preferred shares beneficial ownership limit or the constructive ownership limit, or which would cause the shares of beneficial interest of Vornado Realty Trust to be beneficially owned by fewer than 100 persons, will be void and the purported transferee will acquire no rights or economic interest in the preferred shares. In addition, preferred shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the preferred shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for our excess shares that will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While held in the trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

        If the purported transferee or holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, the purported transferee or holder may only designate a person whose ownership of the shares will not violate the preferred shares beneficial ownership limit or the constructive ownership limit. When the purported transferee or purported holder designates an eligible person, the excess shares will be automatically exchanged for preferred shares of the same class as the preferred shares that were originally exchanged for the excess shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other holder of the excess shares may not receive in return for the transfer an amount that reflects any appreciation in the preferred shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. Our declaration of trust provides that we may purchase any excess shares that have been automatically exchanged for preferred shares as a result of a purported transfer or other event. The price at which we may purchase the excess shares will be equal to the lesser of:

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  in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares or, in the case of excess shares resulting from some other event, the market price of the preferred shares exchanged on the date of the automatic exchange for excess shares; and

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  the market price of the preferred shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

Our purchase right with respect to excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that our board of trustees determines in good faith that an exchange for excess shares has occurred.

        Our board of trustees may exempt certain persons from the preferred shares beneficial ownership limit or the constructive ownership limit if evidence satisfactory to the trustees is presented showing that the exemption will not jeopardize Vornado's status as a REIT under the Code. As a condition of the exemption, the board of trustees may require a ruling from the Internal Revenue Service, an opinion of counsel satisfactory to it and representations and undertakings from the applicant with respect to preserving the REIT status of Vornado.

        The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

        All certificates evidencing preferred shares will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the applicable attribution rules of the Internal Revenue Code, more than 2% of the outstanding preferred shares of any series must give a written notice to Vornado containing the information specified in our declaration of trust by January 31 of each year. In addition, each shareholder upon demand must disclose to Vornado any information Vornado may request, in good faith, in order to determine Vornado's status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.

  Depositary Shares

        We may, at our option, elect to offer depositary shares, which represent receipts for fractional interests in preferred shares rather than full preferred shares. If we offer depositary shares, depositary receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred shares, will be issued as described below. The prospectus supplement relating to any series of depositary shares will state the fraction of a preferred share represented by each depositary share.

        The description below of the material provisions of the deposit agreement and of the depositary shares and depositary receipts is only a summary and is qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of the depositary shares that have been or will be filed with the SEC at or before the time of the offering or sale of a series of depositary shares. The particular terms of depositary shares representing fractional interests in any particular series of preferred shares will be described in the applicable prospectus supplement, which will supplement the information in this prospectus.

        The shares of any series of preferred shares represented by depositary shares will be deposited under a deposit agreement between Vornado and the depositary. Subject to the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred shares represented by the depositary share.

  Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of depositary shares owned by the holders.

        If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may sell the property and distribute the net proceeds from the sale to the holders.

  Withdrawal of Preferred Shares

        Upon surrender of depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into excess shares or otherwise, each depositary receipt holder will be entitled to delivery at the depositary's corporate trust office, to or upon the holder's order, of the number of whole or fractional shares of the class or series of preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred shares on the basis of the fraction of a preferred share represented by each depositary share as specified in the applicable prospectus supplement, but holders of the preferred shares will not be entitled to receive depositary shares representing the preferred shares after exchanging the depositary shares for preferred shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

  Redemption of Depositary Shares

        If a series of preferred shares represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred shares held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as may be determined by the depositary.

  Voting the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of these depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by the holder's depositary shares. The record date for voting the depositary shares will be the same as the record date for voting the preferred shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred shares represented by the depositary shares in accordance with the instructions, and we will take all reasonable action deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing those preferred shares.

  Amendment and Termination of the Deposit Agreement

        Vornado and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred shares in connection with any liquidation, dissolution or winding up of Vornado and that distribution has been distributed to the holders of the related depositary shares.

  Charges of Depositary

        Vornado will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Vornado will pay charges of the depositary in connection with the initial deposit of the preferred shares and issuance of depositary receipts, all withdrawals of preferred shares by owners of depositary shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their account.

  Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to Vornado notice of its election to do so, and Vornado may at any time remove the depositary. The resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

  Restrictions on Ownership

        In order to safeguard Vornado against an inadvertent loss of REIT status, the deposit agreement or the declaration of trust or both will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

  Reports; Liability of Depositary and Vornado Realty Trust

        The depositary will forward all reports and communications from Vornado that are delivered to it and that Vornado is required or otherwise determines to furnish to the holders of the preferred shares.

        Neither the depositary nor Vornado will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Vornado and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Description of Common Shares of Vornado Realty Trust

        The following description of the common shares is only a summary of, and is qualified in its entirety by reference to, the provisions governing the common shares contained in the declaration of trust and bylaws. Copies of the declaration of trust and bylaws are exhibits to the registration statement of which this prospectus is a part. See "Available Information" for information about how to obtain copies of the declaration of trust and bylaws.

        As of September 30, 2006, 141,834,904 common shares were issued and outstanding. No excess shares were issued and outstanding as of September 30, 2006. The common shares of Vornado Realty Trust are listed on the NYSE under the symbol "VNO."

  Dividend and Voting Rights of Holders of Common Shares

        The holders of common shares are entitled to receive dividends when, if and as authorized by the board of trustees and declared by Vornado out of assets legally available to pay dividends, if receipt of the dividends is in compliance with the provisions in the declaration of trust restricting the ownership and transfer of shares of beneficial interest. However, if any preferred shares are at the time outstanding, Vornado may only pay dividends or other distributions on common shares or purchase common shares if full cumulative dividends have been paid on outstanding preferred shares and there is no arrearage in any mandatory sinking fund on outstanding preferred shares. The terms of the series of preferred shares that are now issued and outstanding do not provide for any mandatory sinking fund.

        The holders of common shares are entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. The holders of common shares do not have any conversion, redemption or preemptive rights to subscribe to any securities of Vornado. If Vornado is dissolved, liquidated or wound up, holders of common shares are entitled to share proportionally in any assets remaining after the prior rights of creditors, including holders of Vornado's indebtedness, and the aggregate liquidation preference of any preferred shares then outstanding are satisfied in full.

        The common shares have equal dividend, distribution, liquidation and other rights and have no preference, appraisal or exchange rights. All outstanding common shares are, and any common shares offered by a prospectus supplement, upon issuance, will be, duly authorized, validly issued, fully paid and non-assessable.

        The transfer agent for the common shares is American Stock Transfer & Trust Company, New York, New York.

  Restrictions on Ownership of Common Shares

        The Common Shares Beneficial Ownership Limit.    For Vornado to maintain its qualification as a REIT under the Internal Revenue Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Internal Revenue Code defines "individuals" to include some entities for purposes of the preceding sentence. All references to a shareholder's ownership of common shares in this section "—The Common Shares Beneficial Ownership Limit" assume application of the applicable attribution rules of the Internal Revenue Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.

        The declaration of trust contains a number of provisions that restrict the ownership and transfer of shares and are designed to safeguard Vornado against an inadvertent loss of its REIT status. These provisions also seek to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. The declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than a specified percentage of the outstanding common shares. We call this percentage the "common shares beneficial ownership limit." The common shares beneficial ownership limit was initially set at 2.0% of the outstanding common shares. The board of trustees subsequently adopted a resolution raising the common shares beneficial ownership limit from 2.0% to 6.7% of the outstanding common shares and has the authority to grant exemptions from the common shares beneficial ownership limit. The shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 may continue to do so and may acquire additional common shares through stock option and similar plans or from other shareholders who owned more than 6.7% of the common shares immediately after that merger. However, common shares cannot be transferred if, as a result, more than 50% in value of the outstanding shares of Vornado would be owned by five or fewer individuals. While the shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 are not generally permitted to acquire additional common shares from any other source, these shareholders may acquire additional common shares from any source if Vornado issues additional common shares, up to the percentage held by them immediately before Vornado issues the additional shares.

        Shareholders should be aware that events other than a purchase or other transfer of common shares can result in ownership, under the applicable attribution rules of the Internal Revenue Code, of common shares in excess of the common shares beneficial ownership limit. For instance, if two shareholders, each of whom owns 3.5% of the outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 7.0% of the outstanding common shares, which is in excess of the common shares beneficial ownership limit. Similarly, if a shareholder who owns 4.9% of the outstanding common shares were to purchase a 50% interest in a corporation which owns 4.8% of the outstanding common shares, then the shareholder would be deemed to own 7.3% of the outstanding common shares. You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

        The Constructive Ownership Limit.    Under the Internal Revenue Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Code applicable for these purposes are different from those applicable with respect to the common shares beneficial ownership limit. All references to a shareholder's ownership of common shares in this section "—The Constructive Ownership Limit" assume application of the applicable attribution rules of the Code.

        In order to ensure that rental income of Vornado will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that Vornado will not inadvertently lose its REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the declaration of trust contains an ownership limit that restricts, with some exceptions, shareholders from owning more than 9.9% of the outstanding shares of any class. We refer to this 9.9% ownership limit as the "constructive ownership limit." The shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 generally are not subject to the constructive ownership limit. The declaration of trust also contains restrictions that are designed to ensure that the shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 will not, in the aggregate, own a large enough interest in a tenant or subtenant of the REIT to cause rental income received, directly or indirectly, by the REIT from that tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy. The restrictions described in the preceding sentence have an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold.

        Shareholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Internal Revenue Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the common shares beneficial ownership limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the constructive ownership limit can differ from those which can result in share ownership in excess of the common shares beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.

        Issuance of Excess Shares If the Ownership Limits Are Violated.    The declaration of trust provides that a transfer of common shares that would otherwise result in ownership, under the applicable attribution rules of the Internal Revenue Code, of common shares in excess of the common shares beneficial ownership limit or the constructive ownership limit, or which would cause the shares of beneficial interest of Vornado to be beneficially owned by fewer than 100 persons, will have no effect and the purported transferee will acquire no rights or economic interest in the common shares. In addition, the declaration of trust provides that common shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the common shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for excess shares. These excess shares will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

        If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, he or she may designate only a person whose ownership of the shares will not violate the common shares beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess shares will be automatically exchanged for common shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other purported holder of the excess shares may not receive, in return for transferring an interest in the trust with respect to the excess shares, an amount that reflects any appreciation in the common shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. The declaration of trust provides that Vornado, or its designee, may purchase any excess shares that have been automatically exchanged for common shares as a result of a purported transfer or other event. The price at which Vornado, or its designee, may purchase the excess shares will be equal to the lesser of:

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  in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares, or in the case of excess shares resulting from some other event, the market price of the common shares exchanged on the date of the automatic exchange for excess shares; and

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  the market price of the common shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

        Vornado's right to buy the excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that the board of trustees determines in good faith that an exchange for excess shares has occurred.

        Other Provisions Concerning the Restrictions on Ownership.    Our board of trustees may exempt persons from the common shares beneficial ownership limit or the constructive ownership limit, including the limitations applicable to holders who owned in excess of 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993, if evidence satisfactory to the board of trustees is presented showing that the exemption will not jeopardize Vornado's status as a REIT under the Internal Revenue Code. No exemption to a person that is an individual for purposes of Section 542(a)(2) of the Internal Revenue Code, however, may permit the individual to have beneficial ownership in excess of 9.9% of the outstanding shares of the class. Before granting an exemption of this kind, the board of trustees is required to obtain a ruling from the IRS and/or an opinion of counsel satisfactory to it and/or representations and undertakings from the applicant with respect to preserving the REIT status of Vornado.

        The foregoing restrictions on transferability and ownership will not apply if the board of trustees determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

        All persons who own, directly or by virtue of the applicable attribution rules of the Internal Revenue Code, more than 2.0% of the outstanding common shares must give a written notice to Vornado containing the information specified in the declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to Vornado upon demand any information that Vornado may request, in good faith, to determine Vornado's status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.

        The ownership restrictions described above may have the effect of precluding acquisition of control of Vornado unless the Vornado board determines that maintenance of REIT status is no longer in the best interests of Vornado.

CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR DECLARATION OF TRUST AND BYLAWS

        The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our declaration of trust and our bylaws.

Classification of the Board of Trustees

        Our declaration of trust provides that the number of our trustees may be established by the board of trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies.

        Our declaration of trust divides our board of trustees into three classes. Shareholders elect our trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year. We believe that classification of our board of trustees helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of trustees whose term expires at that meeting.

        The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of the board of trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of Vornado, even though the tender offer or change in control might be in the best interest of the shareholders.

Removal of Trustees

        Our declaration of trust provides that a trustee may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our bylaws authorizing the board of trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

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  any person who beneficially owns ten percent or more of the voting power of the trust's shares; or

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  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.

        A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of directors of the trust and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

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  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if the trust's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.

        The board of trustees has adopted a resolution exempting any business combination between any trustee or officer of Vornado, or their affiliates, and Vornado. As a result, the trustees and officers of Vornado and their affiliates may be able to enter into business combinations with Vornado. With respect to business combinations with other persons, the business combination provisions of the Maryland General Corporation Law may have the effect of delaying, deferring or preventing a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The business combination statute may discourage others from trying to acquire control of Vornado and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control Shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

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  one-tenth or more but less than one-third,

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  one-third or more but less than a majority, or

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  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Approval of Extraordinary Trust Action; Amendment of Declaration of Trust and Bylaws

        Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Vornado may merge or consolidate with another entity or entities or sell or transfer all or substantially all of the trust property, if approved by the board of trustees and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. Similarly, our declaration of trust provides for approval of amendments (which have been first declared advisable by our board of directors) by the affirmative vote of a majority of the votes entitled to be cast on the matter. Some limited exceptions (including amendments to the provisions of our declaration of trust related to the removal of trustees, ownership and transfer restrictions and amendments) require the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter.

        Under Maryland law, the declaration of trust of a Maryland real estate investment trust may permit the trustees, by a two-thirds vote, to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders. Our declaration of trust permits such action by the board of trustees. In addition, our declaration of trust, as permitted by Maryland law, contains a provision that permits our Board, without a shareholder vote, to amend the declaration of trust to increase the authorized shares of any class or series of beneficial interest that we are authorized to issue.

        Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of trustees at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees, or (iii) provided that the board of trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws

        The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our declaration of trust on classification of the board of trustees and removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of Vornado that might involve a premium price for holders of common shares or otherwise be in their best interest.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

        Each debt security, common or preferred share and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

        We expect to issue debt securities, preferred shares and depositary shares in book-entry form only. However, we may issue common shares in book-entry form. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

        In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the trustee under either indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

        A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

        Each series of these securities will have one or more of the following as the depositaries:

  •
  The Depository Trust Company, New York, New York, which is known as "DTC";

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  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

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  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream"; and

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  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will

Be Terminated". If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "—Who Is the Legal Owner of a Registered Security?";

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  An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way;

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  The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

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  Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

        If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred shares or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Who Is the Legal Owner of a Registered Security?"

        The special situations for termination of a global security are as follows:

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  if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Securities Exchange Act, and in either case we do not appoint another institution to act as depositary within 90 days;

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  in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived; or

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  any other circumstances specified for this purpose in the applicable prospectus supplement.

        If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

        Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

        As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the taxation of Vornado Realty Trust and the material Federal income tax consequences to holders of the common shares, preferred shares and fixed rate debt securities of Vornado Realty Trust and Vornado Realty L.P., as the case may be, that are not original issue discount or zero coupon debt securities for your general information only. It is not tax advice. The tax treatment of these holders will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold these securities as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  banks;

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  tax-exempt organizations;

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  certain insurance companies;

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  persons liable for the alternative minimum tax;

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  persons that hold securities that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction; and

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  U.S. shareholders or U.S. debt security holders whose functional currency is not the U.S. dollar.

        This summary is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

        We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling common shares, preferred shares and fixed rate debt securities, including the federal, state, local and foreign tax consequences of acquiring, owning and selling these securities in your particular circumstances and potential changes in applicable laws.

Taxation of Vornado Realty Trust as a REIT

        In the opinion of Sullivan & Cromwell LLP, commencing with its taxable year ended December 31, 1993, Vornado Realty Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for taxable years ending prior to the date hereof, and Vornado Realty Trust's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code for subsequent taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court.

        In providing its opinion, Sullivan & Cromwell LLP is relying,

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  as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell LLP with respect to Vornado, Two Penn Plaza, REIT, Inc. and Americold Realty Trust;

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  without independent investigation, as to certain factual matters upon the statements and representations contained in the certificate provided to Sullivan & Cromwell LLP by Alexander's; and

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  without independent investigation, upon the opinion of Shearman & Sterling LLP concerning the qualification of Alexander's as a REIT for each taxable year commencing with its taxable year ended December 31, 1995.

        In providing its opinion regarding the qualification of Alexander's as a REIT for Federal income tax purposes, Shearman & Sterling LLP is relying, as to certain factual matters, upon representations received from Alexander's.

        Vornado's qualification as a REIT will depend upon the continuing satisfaction by Vornado and, given Vornado's current ownership interest in Alexander's, Americold and Two Penn, by Alexander's, Americold and Two Penn, of the requirements of the Internal Revenue Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while Vornado intends to continue to qualify to be taxed as a REIT, the actual results of Vornado's, Two Penn's, Americold's or Alexander's operations for any particular year might not satisfy these requirements. Neither Sullivan & Cromwell LLP nor Shearman & Sterling LLP will monitor the compliance of Vornado, Two Penn, Americold or Alexander's with the requirements for REIT qualification on an ongoing basis.

        The sections of the Internal Revenue Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Internal Revenue Code.

        As a REIT, Vornado generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a regular corporation. Our dividends, however, generally will not be eligible for (i) the reduced ratio of tax applicable to dividends received by non-corporate stockholders and (ii) the corporate dividends received deduction.

        However, Vornado will have to pay Federal income tax as follows:

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  First, Vornado will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

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  Second, under certain circumstances, Vornado may have to pay the alternative minimum tax on its items of tax preference.

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  Third, if Vornado has (a) net income from the sale or other disposition of "foreclosure property", as defined in the Internal Revenue Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

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  Fourth, if Vornado has net income from "prohibited transactions", as defined in the Internal Revenue Code, Vornado will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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  Fifth, if Vornado should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under "—Requirements for Qualification—Income Tests", but has nonetheless maintained its qualification as a REIT because Vornado has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Vornado's gross income (90% for taxable years beginning on or before October 22, 2004) over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

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  Sixth, if Vornado should fail to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for that year, (2) 95% of its real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

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  Seventh, if Vornado acquires any asset from a C corporation in certain transactions in which Vornado must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Vornado, and Vornado recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which Vornado acquired that asset, then Vornado will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

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  Eighth, for taxable years beginning after December 31, 2000, if Vornado receives non-arm's length income from a taxable REIT subsidiary (as defined under "—Requirements for Qualification—Asset Tests"), or as a result of services provided by a taxable REIT subsidiary to tenants of Vornado, Vornado will be subject to a 100% tax on the amount of Vornado's non-arm's length income.

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  Ninth, if Vornado fails to satisfy a REIT asset test, as described below, due to reasonable cause and Vornado nonetheless maintains its REIT qualification because of specified cure provisions, Vornado will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused Vornado to fail such test.

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  Tenth, if Vornado fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, Vornado may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification

        The Internal Revenue Code defines a REIT as a corporation, trust or association

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  which is managed by one or more trustees or directors;

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  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

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  that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

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  that is neither a financial institution nor an insurance company to which certain provisions of the Internal Revenue Code apply;

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  the beneficial ownership of which is held by 100 or more persons;

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  during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities; and

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  that meets certain other tests, described below, regarding the nature of its income and assets.

        The Internal Revenue Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

        Vornado has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it has also satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Vornado's declaration of trust provides for restrictions regarding the ownership and transfer of Vornado's shares of beneficial interest. These restrictions are intended to assist Vornado in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common shares are described in this prospectus under the heading "Description of Common Shares—Restrictions on Ownership of Common Shares."

        Vornado owns a number of wholly-owned corporate subsidiaries. Internal Revenue Code Section 856(i) provides that unless a REIT makes an election to treat the corporation as a taxable REIT subsidiary, a corporation which is a "qualified REIT subsidiary", as defined in the Internal Revenue Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in applying the requirements described in this section, Vornado's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of Vornado.

        If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, Vornado's proportionate share of the assets, liabilities and items of income of any partnership in which Vornado is a partner, including the Operating Partnership, will be treated as assets, liabilities and items of income of Vornado for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Vornado owns an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Vornado's ability to satisfy the REIT income and assets tests and the determination of whether Vornado has net income from prohibited transactions.

        Taxable REIT Subsidiaries.    A taxable REIT subsidiary is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the taxable REIT subsidiary revoke such election jointly. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A corporation can be a taxable REIT subsidiary with respect to more than one REIT.

        A taxable REIT subsidiary is subject to Federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of Vornado's taxable REIT subsidiaries will also be taxable, either (1) to Vornado to the extent the dividend is retained by Vornado, or (2) to Vornado's stockholders to the extent the dividends received from the taxable REIT subsidiary are paid to Vornado's stockholders. Vornado may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing its qualification as a REIT notwithstanding the rule described below under "—Asset Tests" that generally precludes ownership of more than 10% of any issuer's securities. However, as noted below, in order for Vornado to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which it has invested either directly or indirectly may not represent more than 20% of the total value of its assets. Vornado expects that the aggregate value of all of its interests in taxable REIT subsidiaries will represent less than 20% of the total value of its assets; however, Vornado cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility as more fully described below under "—Income Tests," a taxable REIT subsidiary may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT.

        Income Tests.    In order to maintain its qualification as a REIT, Vornado annually must satisfy two gross income requirements.

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  First, Vornado must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property", as defined in the Internal Revenue Code, or from certain types of temporary investments. Rents from real property generally include expenses of Vornado that are paid or reimbursed by tenants.

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  Second, at least 95% of Vornado's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.

        Rents that Vornado receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

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  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

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  Second, the Internal Revenue Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if Vornado owns more than a 10% interest in the subsidiary. We refer to a tenant in which Vornado owns a 10% or greater interest as a "related party tenant."

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  Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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  Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Vornado may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

        Vornado does not derive significant rents from related party tenants other than rents received with respect to its interest in Toys "R" Us, Inc. Vornado also does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

        Vornado directly performs services for some of its tenants. Vornado does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Vornado were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Vornado for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by Vornado during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by Vornado with respect to the property will not qualify as rents from real property, even if Vornado provides the impermissible services to some, but not all, of the tenants of the property.

        The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

        From time to time, Vornado may enter into hedging transactions with respect to one or more of its assets or liabilities. Vornado's hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income Vornado derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term "hedging transaction," as used above, generally means any transaction Vornado enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by Vornado. Vornado intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

        If Vornado fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Internal Revenue Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

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  Vornado's failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

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  Vornado files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the Internal Revenue Service.

        Vornado might not be entitled to the benefit of these relief provisions, however. As discussed below, even if these relief provisions apply, Vornado would have to pay a tax on the excess income.

        Asset Tests.    Vornado, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets.

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  First, at least 75% of the value of Vornado's total assets must be represented by real estate assets, including (a) real estate assets held by Vornado's qualified REIT subsidiaries, Vornado's allocable share of real estate assets held by partnerships in which Vornado owns an interest and stock issued by another REIT, (b) for a period of one year from the date of Vornado's receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

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  Second, not more than 25% of Vornado's total assets may be represented by securities other than those in the 75% asset class.

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  Third, not more than 20% of Vornado's total assets may constitute securities issued by taxable REIT subsidiaries and of the investments included in the 25% asset class, the value of any one issuer's securities, other than equity securities issued by another REIT or securities issued by a taxable REIT subsidiary, owned by Vornado may not exceed 5% of the value of Vornado's total assets. Moreover, Vornado may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, or certain securities that qualify under a safe harbor provision of the Internal Revenue Code (such as so-called "straight-debt" securities). Also, solely for the purposes of the 10% value test described above, the determination of Vornado's interest in the assets of any partnership or limited liability company in which it owns an interest will be based on Vornado's proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. As a consequence, if the IRS successfully challenges the partnership status of any of the partnerships in which Vornado maintains an interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation Vornado could lose its REIT status.

        Since March 2, 1995, Vornado has owned more than 10% of the voting securities of Alexander's. Since April of 1997, Vornado's ownership of Alexander's has been through the operating partnership rather than direct. Vornado's ownership interest in Alexander's will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Alexander's qualified as a REIT for each of the taxable years beginning with its taxable year ended December 31, 1995 and continues to so qualify. In the opinion of Shearman & Sterling LLP, commencing with Alexander's taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. In providing its opinion, Shearman & Sterling LLP is relying upon representations received from Alexander's.

        Since April of 1997, Vornado has also owned, through the operating partnership, more than 10% of the voting securities of Two Penn. Vornado's indirect ownership interest in Two Penn will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Two Penn qualifies as a REIT for its first taxable year and each subsequent taxable year. Vornado believes that Two Penn will also qualify as a REIT.

        Certain relief provisions may be available to Vornado if it fails to satisfy the asset tests described above after the 30 day cure period. Under these provisions, Vornado will be deemed to have met the 5% and 10% REIT asset tests if the value of its nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter and (b) $10,000,000, and (ii) Vornado disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, Vornado may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of the nonqualifying assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Annual Distribution Requirements.    Vornado, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to (1) the sum of (a) 90% of Vornado's "real estate investment trust taxable income", computed without regard to the dividends paid deduction and Vornado's net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

        In addition, if Vornado disposes of any asset within 10 years of acquiring it, Vornado will be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Vornado timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration.

        To the extent that Vornado does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on those amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Vornado fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and (c) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

        Vornado intends to satisfy the annual distribution requirements.

        From time to time, Vornado may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when Vornado actually receives income and when it actually pays deductible expenses and (b) when Vornado includes the income and deducts the expenses in arriving at its taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, Vornado may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

        Under certain circumstances, Vornado may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in Vornado's deduction for dividends paid for the earlier year. Thus, Vornado may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Vornado will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

  Failure to qualify as a REIT

        If Vornado would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, its qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and Vornado pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above each of which have specific relief provisions that are described above.

        If Vornado fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Vornado will have to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Vornado will not be able to deduct distributions to shareholders in any year in which it fails to qualify, nor will Vornado be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Internal Revenue Code. Unless entitled to relief under specific statutory provisions, Vornado will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Vornado might not be entitled to the statutory relief described in this paragraph in all circumstances.

Taxation of Holders of Common Shares or Preferred Shares

  U.S. Shareholders

        As used in this section, the term "U.S. shareholder" means a holder of common shares or preferred shares who, for United States Federal income tax purposes, is:

  •
  a citizen or resident of the United States;

  •
  a domestic corporation;

  •
  an estate whose income is subject to United States Federal income taxation regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of the trust.

        Taxation of Dividends.    As long as Vornado qualifies as a REIT, distributions made by Vornado out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. stockholders as ordinary income. Noncorporate U.S. stockholders will generally not be entitled to the tax rate applicable to certain types of dividends except with respect to the portion of any distribution (a) that represents income from dividends Vornado received from a corporation in which it owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual stockholders), or (b) that is equal to Vornado's real estate investment trust taxable income (taking into account the dividends paid deduction available to Vornado) for Vornado's previous taxable year and less any taxes paid by Vornado during its previous taxable year, provided that certain holding period and other requirements are satisfied at both the REIT and individual stockholder level. Noncorporate U.S. stockholders should consult their own tax advisors to determine the impact of tax rates on dividends received from Vornado. Distributions of this kind will not be eligible for the dividends received deduction in the case of U.S. stockholders that are corporations. Distributions made by Vornado that Vornado properly designates as capital gain dividends will be taxable to U.S. stockholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. stockholder has held his common stock or preferred stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

        To the extent that Vornado makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis which the U.S. shareholder has in his shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder's adjusted basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

        Dividends authorized by Vornado in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by Vornado and received by the shareholder on December 31 of that year, provided that Vornado actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Vornado.

        U.S. stockholders holding shares at the close of Vornado's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Vornado's taxable year falls, the amount that Vornado designates in a written notice mailed to its stockholders. Vornado may not designate amounts in excess of Vornado's undistributed net capital gain for the taxable year. Each U.S. stockholder required to include the designated amount in determining the stockholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Vornado in respect of the undistributed net capital gains. U.S. stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. stockholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

        Distributions made by Vornado and gain arising from a U.S. stockholder's sale or exchange of shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any passive losses against that income or gain.

        Sale or Exchange of Shares.    When a U.S. stockholder sells or otherwise disposes of shares, the stockholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. stockholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. stockholder has held the shares for more than one year. Long-term capital gain of an individual U.S. stockholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. stockholder when the stockholder sells or otherwise disposes of shares of Vornado that the stockholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from Vornado which were required to be treated as long-term capital gains.

        Redemption of Preferred Stock.    Vornado's preferred stock is redeemable by Vornado under certain circumstances described in the applicable prospectus supplement. Any redemption of Vornado's preferred stock for cash will be a taxable transaction for United States Federal income tax purposes. If a redemption for cash by a U.S. stockholder is treated as a sale or redemption of such preferred stock for United States Federal income tax purposes, the holder will recognize capital gain or loss equal to the difference between the purchase price and the U.S. stockholder's adjusted tax basis in the preferred stock redeemed by Vornado. The gain or loss would be long-term capital gain or loss if the holding period for the preferred stock exceeds one year. The deductibility of capital losses may be subject to limitations.

        The receipt of cash by a stockholder in redemption of the preferred stock will be treated as a sale or redemption for United States federal income tax purposes if the redemption:

  •
  is "not essentially equivalent to a dividend" with respect to the holder under Section 302(b)(1) of the Internal Revenue Code;

  •
  is a "substantially disproportionate" redemption with respect to the holder under Section 302(b) (2) of the Internal Revenue Code; or

  •
  results in a "complete termination" of the holder's stock interest in Vornado under Section 302(b)(3) of the Internal Revenue Code.

        In determining whether any of these tests has been met, a holder must take into account not only preferred stock or any other class of our stock it actually owns, but also any of Vornado's stock regardless of class it constructively owns within the meaning of Section 318 of the Internal Revenue Code (including stock that is owned, directly or indirectly, by certain members of the holder's family and certain entities (such as corporations, partnerships, trusts and estates) in which the holder has an equity interest as well as stock that may be acquired through options that it owns).

        A distribution to a stockholder will be treated as "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's stock interest (taking into account all shares owned, regardless of class or series) in Vornado. Whether the receipt of cash by a stockholder will result in a meaningful reduction of the stockholder's proportionate interest will depend on the stockholder's particular facts and circumstances. If, however, as a result of an redemption of preferred stock, a U.S. stockholder whose relative stock interest (actual or constructive) in Vornado is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in Vornado (including any ownership of stock constructively owned), the holder generally should be regarded as having suffered a "meaningful reduction" in its interest in Vornado.

        Satisfaction of the "substantially disproportionate" and "complete termination" exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Internal Revenue Code. A distribution to a stockholder will be "substantially disproportionate" if the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately following the redemption of preferred stock (treating preferred stock redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately before the redemption (treating preferred stock redeemed pursuant to the tender offer as not outstanding), and immediately following the redemption the stockholder actually and constructively owns less than 50% of the total combined voting power of Vornado. Because Vornado's preferred stock is nonvoting stock, a holder would have to reduce such holder's holdings in any of our classes of voting stock (if any) to satisfy this test.

        A distribution to a stockholder will result in a "complete termination" if either (1) all of the preferred stock and all other classes of Vornado's stock actually and constructively owned by the stockholder are redeemed or (2) all of the preferred stock and Vornado's other classes of stock actually owned by the stockholder are redeemed or otherwise disposed of and the stockholder is eligible to waive, and effectively waives, the attribution of Vornado's stock constructively owned by the stockholder in accordance with the procedures described in Section 302(c)(2) of the Code.

        Any redemption may not be a redemption of all of Vornado's preferred stock. If Vornado were to redeem less than all of the preferred stock, a stockholder's ability to meet any of the three tests described above might be impaired. In consulting with their tax advisors, stockholders should discuss the consequences of a partial redemption of Vornado's preferred stock on the amount of Vornado's stock actually and constructively owned by such holder required to produce the desired tax treatment.

        If a U.S. stockholder's receipt of cash attributable to a redemption of Vornado's preferred stock for cash does not meet one of the tests of Section 302 of the Code described above, then the cash received by such holder in the tender offer will be treated as a dividend and taxed as described above.

        Backup Withholding.    Vornado will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. stockholder that does not provide Vornado with his correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder's income tax liability. In addition, Vornado may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Vornado.

        Taxation of Tax-Exempt Shareholders.    The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described in the next paragraph and has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as "debt financed property" within the meaning of the Internal Revenue Code or has used the shares in a trade or business.

        Income from an investment in Vornado's shares will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Internal Revenue Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income to any trust which

  •
  is described in Section 401(a) of the Internal Revenue Code;

  •
  is tax-exempt under Section 501(a) of the Internal Revenue Code; and

  •
  holds more than 10% (by value) of the equity interests in the REIT.

        Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

  •
  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by qualified trusts will be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

  •
  either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

        The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Vornado does not expect to be classified as a pension-held REIT.

        The rules described above under the heading "U.S. shareholders" concerning the inclusion of Vornado's designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

  Non-U.S. Shareholders

        The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to United States Federal income tax on a net income basis who own common shares or preferred shares, which we call "non-U.S. shareholders", are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in common shares or preferred shares, including any reporting requirements.

        Ordinary Dividends.    Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Vornado of U.S. real property interests, as discussed below, and other than distributions designated by Vornado as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Vornado. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. shareholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. stockholder in the same manner as U.S. stockholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. Vornado expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Vornado or the appropriate withholding agent or (b) the non-U.S. stockholder files an IRS Form W-8 ECI or a successor form with Vornado or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business and in either case, other applicable requirements are met.

        Distributions to a non-U.S. stockholder that are designated by Vornado at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Vornado of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

        Return of Capital.    Distributions in excess of Vornado's current and accumulated earnings and profits, which are not treated as attributable to the gain from Vornado's disposition of a U.S. real property interest, will not be taxable to a non-U.S. stockholder to the extent that they do not exceed the adjusted basis of the non-U.S. stockholder's shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. stockholder's shares, they will give rise to tax liability if the non-U.S. stockholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Vornado.

        Capital Gain Dividends.    Distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests that are paid with respect to any class of stock which is regularly traded on an established securities market located in the United States and held by a non-U.S. holder who does not own more than 5% of such class of stock at any time during the one year period ending on the date of distribution will be treated as a normal distribution by us, and such distributions will be taxed as described above in "—Ordinary Dividends."

        Distributions not described in the preceding paragraph that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these distributions are taxed to a non-U.S. stockholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. stockholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. Vornado is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that Vornado could designate as a capital gain dividend. However, if Vornado designates as a capital gain dividend a distribution made before the day Vornado actually effects the designation, then although the distribution may be taxable to a non-U.S. shareholder, withholding does not apply to the distribution under this statute. Rather, Vornado must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. shareholder may credit the amount withheld against its U.S. tax liability.

        Sales of Shares.    Gain recognized by a non-U.S. stockholder upon a sale or exchange of common shares generally will not be taxed under the Foreign Investment in Real Property Tax Act if Vornado is a "domestically controlled REIT", defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. Vornado believes that it is and will continue to be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of Vornado shares. However, gain to which this statute does not apply will be taxable to a non-U.S. stockholder if investment in the shares is treated as effectively connected with the non-U.S. stockholder's U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. stockholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

        If Vornado does not qualify as a domestically controlled REIT, the tax consequences to a non-U.S. stockholder of a sale of shares depends upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. stockholder. Specifically, a non-U.S. stockholder that holds a class of shares that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if the stockholder owned more than 5% of the shares of such class at any time during a specified period. This period is generally the shorter of the period that the non-U.S. stockholder owned such shares or the five-year period ending on the date when the stockholder disposed of the stock. A non-U.S. stockholder that holds a class of Vornado's shares that is not traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if on the date the stock was acquired by the stockholder it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of Vornado's outstanding shares with the lowest fair market value. If a non-U.S. stockholder holds a class of Vornado's shares that is not regularly traded on an established securities market, and subsequently acquires additional interests of the same class, then all such interests must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

  Federal estate taxes

        Common shares or preferred shares held by a non-U.S. shareholder at the time of death will be included in the shareholder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

  Backup Withholding and Information Reporting

        If you are a non-U.S. stockholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments and

  •
  the payment of the proceeds from the sale of common shares effected at a United States office of a broker,

as long as the income associated with these payments is otherwise exempt from United States federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of common shares or preferred shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

    •
    such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

  Other tax consequences

        State or local taxation may apply to Vornado and its shareholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Vornado and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Vornado.

Taxation of Holders of Most Fixed Rate Debt Securities

        This section describes the material United States federal income tax consequences of owning the fixed rate debt securities that Vornado or Vornado Realty L.P. may offer for your general information only. It is not tax advice. It applies to you only if the fixed rate debt securities that you purchase are not original issue discount or zero coupon debt securities and you acquire the fixed rate debt securities in the initial offering at the offering price. If you purchase these fixed rate debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

        The tax consequences of owning any fixed rate debt securities that are zero coupon debt securities or original issue discount debt securities, floating rate debt securities, zero coupon debt securities, original issue debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

  United States Debt Security Holders

        This subsection describes the tax consequences to a United States debt security holder. You are a United States debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        If you are not a United States debt security holder of a fixed rate debt security to which this section applies, this subsection does not apply to you and you should refer to "—United States Alien Debt Security Holders" below.

        Payments of Interest.    You will be taxed on interest on your fixed rate debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

        Purchase, Sale and Retirement of Fixed Rate Debt Securities.    Your tax basis in your fixed rate debt security generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your note. Capital gain of a noncorporate United States debt security holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

  United States Alien Debt Security Holders

        This subsection describes the tax consequences to a United States alien debt security holder. You are a United States alien debt security holder if you are the beneficial owner of a fixed rate debt security to which this section applies and are, for United States federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership, or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

        If you are a United States debt security holder, this subsection does not apply to you.

        Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien debt security holder:

  •
  we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of payments of interest:

  1.
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Vornado (in the case of debt securities issued by Vornado) or 10% or more of the capital or profits interest of Vornado Realty L.P. (in the case of debt securities issued by Vornado Realty L.P.),

  2.
  you are not a controlled foreign corporation that is related to Vornado or Vornado Realty L.P. through stock ownership, and

  3.
  the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

  a.
  you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

  b.
  in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

  c.
  the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

  i.
  a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

  ii.
  a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

      iii.
      a U.S. branch of a non-United States bank or of a non-United States insurance company,

        and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

      d.
      the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

      i.
      certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

      ii.
      to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

    4.
    The U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, and

  •
  no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

        Further, a fixed rate debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Vornado (in the case of debt securities issued by Vornado) or 10% or more of the capital or profits interest of Vornado Realty L.P. (in the case of debt securities issued by Vornado Realty L.P.) at the time of death and

  •
  the income on the fixed rate debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

  Backup Withholding and Information Reporting

        In general, if you are a noncorporate United States debt security holder, we and other payors are required to report to the Internal Revenue Service all payments of principal and interest on your fixed rate debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your fixed rate debt security before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

        In general, if you are a United States alien debt security holder, payments of principal or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "—United States Alien Debt Security Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your fixed rate debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of fixed rate debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

  •
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

        In general, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

        In addition, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION

        Vornado Realty Trust and Vornado Realty L.P. may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Vornado Realty Trust's common shares or preferred shares may be issued upon conversion of debt securities of Vornado Realty Trust or in exchange for debt securities of Vornado Realty L.P. The securities that Vornado Realty Trust and Vornado Realty L.P. distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

        Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. Vornado Realty Trust and Vornado Realty L.P. have reserved the right to sell the securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Vornado Realty Trust and Vornado Realty L.P. also may, from time to time, authorize dealers, acting as Vornado Realty Trust's or Vornado Realty L.P.'s agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from Vornado Realty Trust or Vornado Realty L.P. in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

        Any underwriting compensation paid by Vornado Realty Trust or Vornado Realty L.P. to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with Vornado Realty Trust or Vornado Realty L.P., to indemnification against and contribution towards certain civil liabilities, including any liabilities under the applicable securities laws.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

        Unless otherwise indicated in the applicable prospectus supplement, any securities issued under this prospectus will be new issues of securities with no established trading market. Any underwriters or agents to or through whom the securities are sold by Vornado Realty Trust or Vornado Realty L.P. for public offering and sale may make a market in the securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We do not know how liquid the trading market for any of our securities will be.

        In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, Vornado Realty Trust, Vornado Realty L.P. and their affiliates in the ordinary course of business for which they may receive customary fees and expenses.

VALIDITY OF THE SECURITIES

        The validity of any guarantee or debt securities issued by Vornado Realty L.P. under this prospectus will be passed upon for Vornado Realty L.P., and the validity of any depositary shares issued under this prospectus will be passed upon for Vornado Realty Trust, by Sullivan & Cromwell LLP, New York, New York, counsel to Vornado Realty Trust and Vornado Realty L.P. The validity of any debt securities issued by Vornado Realty Trust, preferred shares or common shares issued under this prospectus will be passed upon for Vornado Realty Trust by Venable LLP, Baltimore, Maryland, Maryland counsel to Vornado Realty Trust. With respect to all matters of Maryland law, Sullivan & Cromwell LLP will rely on the opinion of Venable LLP. The validity of any securities issued under this prospectus will be passed upon for any underwriters by the counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements, the related financial statement schedules and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Vornado Realty Trust's annual report on Form 10-K for the year ended December 31, 2005 and from Vornado Realty L.P.'s annual report on Form 10-K for the year ended December 31, 2005 as updated by Vornado Realty Trust's and Vornado Realty L.P.'s current report on Form 8-K dated October 27, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information of Vornado Realty Trust for the periods ended March 31, 2006 and 2005, June 30, 2006 and 2005 and September 30, 2006 and 2005, and the unaudited interim financial information of Vornado Realty, L.P. for the periods ended March 31, 2006 and 2005 and June 30, 2006 and 2005, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Vornado Realty Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and the Vornado Realty L.P.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

$1,400,000,000

Vornado Realty Trust

2.85% Convertible Senior Debentures due 2027

Fully and Unconditionally Guaranteed by

Vornado Realty L.P.

JPMorgan

Citigroup

Deutsche Bank Securities

Lehman Brothers

QuickLinks

CALCULATION OF REGISTRATION FEE
FORWARD—LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
Vornado Realty Trust and Vornado Realty L.P.
Recent Developments
The Offering
RISK FACTORS
USE OF PROCEEDS
VORNADO REALTY TRUST AND VORNADO REALTY L.P.
CAPITALIZATION OF VORNADO REALTY TRUST
PRICE RANGE OF OUR COMMON SHARES AND DISTRIBUTIONS
OUR CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
VORNADO REALTY L.P.'S CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBENTURES AND GUARANTEE
SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
VALIDITY OF DEBENTURES AND GUARANTEE
EXPERTS
VORNADO REALTY TRUST Debt Securities Common Shares Preferred Shares Depositary Shares
VORNADO REALTY L.P. Debt Securities Guarantees
TABLE OF CONTENTS
AVAILABLE INFORMATION
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
VORNADO REALTY TRUST AND VORNADO REALTY L.P.
CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDEND REQUIREMENTS
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
VALIDITY OF THE SECURITIES
EXPERTS